UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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Perma-Pipe International Holdings, Inc.

(name of registrant as specified in its charter)

_________________________________________

(name of person(s) filing proxy statement, if other than registrant)

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April 16, 2021

Dear Fellow Stockholders:

Each year as part of our stockholder outreach, our Board of Directors solicits stockholder thoughts on how we might be able to enhance our executive compensation and corporate governance practices.  This engagement has provided valuable feedback to our Board on recommended improvements to such practices. This year we broadened our outreach to encompass all stockholders holding 150,000 or more shares, 62% of outstanding shares, for their input on these matters.

           Based on such stockholder feedback, our Board has adopted many of your recommendations, including:

●	Allowed our stockholder rights plan to expire on September 15, 2019 without being extended or renewed;
●	Added a 360-degree review element to our annual Board and committee evaluations;
●	Adopted a clawback policy on executive compensation awards which we continue to strengthen;
●	Diversified the makeup of our Board;
●	Strengthened our insider trading, anti-hedging and anti-pledging policies;
●	Increased the total percent of senior executive compensation awarded as performance-based variable compensation to drive increased focus on Company results and further align management's interests with those of our stockholders;
●	Adopted a Board retirement policy requiring non-employee directors to retire from the Board, and not stand for re-election, on the date of the annual stockholder meeting following their 72nd birthday. This policy is in the interest of keeping and refreshing the skills, experience and perspectives of our Board at a competitive and responsive level and to serve in the best interests of our stockholders;
●	Included in this proxy statement an updated directors’ skill matrix which highlights our Board’s core competencies. We recognize our stockholders’ interest in understanding how our directors are qualified, both on an individual level and as a group, to oversee the Company’s business risks and long-term strategy; and
●	Adopted an annual plan to incorporate year-round proactive stockholder engagement.

Good corporate governance and interaction with our stockholders is paramount in ensuring that we manage the Company for the long-term benefit of our stockholders.  We regularly review and update, as needed, our Board’s structure, policies, charters and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. Our charters for each of our Board’s Audit, Compensation, and Nominating and Corporate Governance Committees, our code of conduct, along with certain other corporate governance documents, are available on our website, www.permapipe.com.

We hope that you view these changes, as we do, as positive steps in stockholder outreach and engagement to improve our executive compensation and corporate governance practices.  Of course, stockholders and other interested parties are always free to write or call our Board as provided below:

Write:  Corporate Secretary

Perma-Pipe International Holdings, Inc.

   6410 W. Howard Street

   Niles, IL 60714

   Call: Investor Relations

   (847) 929-1200

Email:  investor@permapipe.com

We would like to invite all stockholders to communicate through the above contact information, any specific topics they would like the Board and executive management team to address at our forthcoming Annual Meeting.

Thank you for your investment in Perma-Pipe International Holdings, Inc. and continued support of our Board and the Company.

Very truly yours,

David S. Barrie                                             David J. Mansfield
Chairman of the Board                              Chief Executive Officer

6410 W. Howard Street

Niles, Illinois 60714

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Wednesday May 26, 2021

10:00 a.m. Central Time

Online at www.virtualshareholdermeeting.com/PPIH2021

Perma-Pipe International Holdings, Inc. ("Company" or "us") is holding its 2021 virtual annual meeting of stockholders to be held by live webcast at 10:00 a.m., Central Time, on Wednesday May 26, 2021 for the following purposes:

1.	to elect five directors to hold office until the 2022 annual meeting of stockholders and until their successors are otherwise duly elected or qualified;
2.	to approve, on an advisory basis, the compensation of the Company's named executive officers;
3.	to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2022;
4.	to vote on the 2021 Omnibus Stock Incentive Plan; and
5.	to transact such other business as may be properly presented at the meeting.

The Board recommends that you vote "FOR" the election of the director nominees, "FOR" the approval, on an advisory basis, of the compensation of the Company’s named executive officers, "FOR" ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2022, and "FOR" the approval of the 2021 Omnibus Stock Incentive Plan.

Stockholders of record at the close of business on March 30, 2021 are entitled to notice of and to vote prior to the date of the meeting.

We have elected to use the notice and access rules adopted by the Securities and Exchange Commission ("SEC") to provide our stockholders access to our proxy materials and 2020 Annual Report to Stockholders by notifying them of the availability of our proxy materials and 2020 Annual Report to Stockholders via the Internet. The notice and access model gives the Company a fast, efficient and lower-cost way to furnish stockholders with their proxy materials and reduces our impact on the environment. As a result, on April 16, 2021, we mailed to our stockholders an "Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 26, 2021" ("Notice") with instructions on how to access our proxy materials and the 2020 Annual Report to Stockholders via the Internet and how to vote online. On the date of mailing of the Notice, all stockholders may access our proxy materials on a website referred to, and at the URL address included in, the Notice and in our proxy statement. Our proxy materials are available free of charge.

Stockholders of record as of March 30, 2021 will be able to participate in our virtual annual meeting by visiting www.virtualshareholdermeeting.com/PPIH2021. To participate in our virtual annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Our virtual annual meeting will begin promptly at 10:00 a.m., Central Time, on Wednesday May 26, 2021. Online check-in will begin at 9:30 a.m., Central Time, on Wednesday May 26, 2021, and you should allow ample time for the online check-in procedures. Questions may be submitted at any time during the meeting and they will be addressed at the conclusion of the Company's prepared remarks.

Our Proxy Statement and Annual Report are available on the Company's website at www.permapipe.com under: Investors - Investor Center.

By Order of the Board of Directors,

D. Bryan Norwood

Secretary

April 16, 2021

Perma-Pipe International Holdings, Inc.

PROXY STATEMENT

For the 2021 Annual Meeting of Stockholders

May 26, 2021

INTRODUCTION

This proxy statement is being furnished to our stockholders by the Board of Directors (the “Board”) of Perma-Pipe International Holdings, Inc., in connection with the solicitation of proxies by our Board for use at our 2021 annual meeting of stockholders to be held virtually by live webcast at www.virtualshareholdermeeting.com/PPIH2021 on Wednesday May 26, 2021 at 10:00 a.m., Central Time, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of 2021 Annual Meeting of Stockholders.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted as follows:

•	FOR the election of the five nominated directors to hold office until the Company’s 2022 Annual Meeting of Stockholders and until their successors are otherwise duly elected or qualified;
•	FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers;
•	FOR the ratification of our selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022;
•	FOR approval of the 2021 Omnibus Stock Incentive Plan; and
•	On transacting any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy statement and the accompanying form of proxy are first being sent or made available to stockholders of record as of March 30, 2021 (the "Record Date") on or about April 16, 2021. In addition to the use of the mail, proxies may be solicited by directors, officers, or employees of the Company in person, by electronic mail, by telephone or by other means. The cost of the proxy solicitations will be paid by the Company.

References in this proxy statement to the "Company," "we," "our" and "us," are references to Perma-Pipe International Holdings, Inc. Our fiscal year ends January 31. Years described as 2021, 2020, 2019 and 2018 are our fiscal years ended January 31, 2022, 2021, 2020 and 2019, respectively.

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it to us. If you own your shares through a broker, bank or other nominee, please return your voting instruction form to your broker, bank or nominee, or use the electronic voting means described below to vote your shares.

VOTING AND OTHER INFORMATION

Who may vote? You may vote up to the day of the Annual Meeting if you were the holder of record of our common stock ("Common Stock") at the close of business on the Record Date. You are entitled to one vote on each proposal presented at the Annual Meeting for each share you owned on the Record Date. If you held Common Stock on the Record Date in "street name" through a bank, broker, or other nominee, you must obtain a legal proxy, executed in your favor, from the institution that held your Common Stock as of the close of business on the Record Date, to be entitled to vote those shares of Common Stock. As of the close of business on the Record Date, there were 8,164,989 of Common Stock outstanding.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed copies of these materials in the mail? In accordance with rules promulgated by the SEC, the Company has elected to furnish its proxy materials to stockholders as of the Record Date electronically via the Internet at www.proxyvote.com. On April 16, 2021, the Company began mailing to stockholders as of the Record Date a notice containing general information about the Annual Meeting, the address of the website on which this proxy statement and the Company's 2020 Annual Report, excluding exhibits, are available for review, printing and downloading, and instructions on how to submit proxy votes. If you received that notice, you will not receive a printed copy of our proxy materials unless you request them by following the instructions for requesting such materials contained in the notice.

What am I voting on? You are voting on:

1.	the election of five directors to hold office until our 2022 annual meeting of the stockholders and until their successors are otherwise duly elected or qualified;
2.	the approval, on an advisory basis, of the compensation of the Company's named executive officers;
3.	the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for our fiscal year ending January 31, 2022;
4.	the 2021 Omnibus Stock Incentive Plan; and
5.	such other business as may be properly presented at the Annual Meeting.

In case any nominee named herein for election as a director is unable to serve when the election occurs, proxies in the accompanying form may be voted for a substitute as determined by our Board. The Company expects all nominees to be able to serve as a director if elected and knows of no matters to be brought before the Annual Meeting other than those referred to in the accompanying Notice of 2021 Annual Meeting and this proxy statement. If, however, any other matters come before the Annual Meeting, proxies in the accompanying form will be voted thereon in accordance with the judgment of the designated proxies.

What vote is required to approve the various proposals?

Proposal 1. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting will be required to elect our directors. This means that the individuals receiving the largest number of votes will be elected as directors, up to the maximum number of directors to be elected at the Annual Meeting. Any shares that are not voted on this matter at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of directors at the Annual Meeting.

Proposal 2. The compensation of the Company's named executive officers will be approved, on an advisory basis, if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.

Proposal 3. The appointment of Grant Thornton LLP as our independent accountant for our fiscal year ending January 31, 2022 will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions will not affect the voting results for this proposal. Brokers may vote uninstructed shares for this proposal as it is considered to be a "routine" proposal.

Proposal 4. The stockholders are being asked to approve the 2021 Omnibus Stock Incentive Plan (the "2021 Plan"), including the authority to issue up to 500,000 shares of Common Stock under the 2021 Plan. The affirmative vote of a majority of the shares of stock present or represented by proxy at the Annual Meeting is required to approve the 2021 Plan. In determining whether the 2021 Plan has been approved, abstentions will have the effect of a vote “against.” In general, brokers do not have discretionary authority on proposals relating to equity compensation plans. Therefore, absent instructions from you, your broker may not vote our shares on this proposal. Broker non-votes will have no effect on this proposal.

Why a virtual meeting? We are excited to continue to utilize the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting again this year will enable increased stockholder attendance and participation, since our stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PPIH2021 however, you will not be able to vote electronically at our Annual Meeting. Questions may be submitted at any time during the meeting and they will be addressed at the conclusion of the Company's prepared remarks. Therefore, you must submit your proxy or otherwise vote your shares prior to our Annual Meeting in order for your vote to be properly cast.

What is householding? The rules of the SEC permit companies to provide a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to households in which more than one stockholder resides. As a result, any stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be householding their proxy materials, will receive only one copy of our proxy statement and 2020 Annual Report to Stockholders and notice of internet availability of proxy materials, unless one or more have affirmatively objected to the householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy, which will be promptly sent at no cost, by contacting our Corporate Secretary orally or in writing at the address below. Stockholders sharing an address who received multiple copies of these materials may request householding by contacting the Corporate Secretary as follows:

Perma-Pipe International Holdings, Inc.

6410 W. Howard Street

Niles, Illinois 60714

(847) 929-1000

For future annual meetings, a stockholder may request separate annual reports, proxy statements, or notices of internet availability of proxy materials, as applicable, or may request the householding of such materials, by contacting the Company's Transfer Agent at the following address:

Broadridge Corporate Issuer Solutions, Inc.

P.O. Box 1342

Brentwood, NY 11717

(877) 830-4936 or (720) 378-5591

What is the quorum requirement for holding the Annual Meeting? The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock as of the Record Date will constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Can I revoke my proxy? Yes, a stockholder of record may revoke his or her proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company in care of the Corporate Secretary at Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714 or, by executing and duly and timely delivering a subsequent proxy to the same address shown immediately above. For Common Stock you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your Common Stock, by executing and properly delivering a timely subsequent proxy to the address set forth in such proxy. If you are a stockholder of record as of the Record Date, you may vote whether or not a proxy has been previously given, but your presence (without further action) at the Annual meeting will not constitute revocation of a previously submitted proxy.

How can I access the proxy materials on the internet? You can access this proxy statement and our 2020 Annual Report from the Company's website at www.permapipe.com. No information contained on the Company's website is part of or incorporated into this proxy statement.

How may I obtain a paper copy of the proxy materials? Additional copies of our 2020 Annual Report to Stockholders, excluding exhibits, and this proxy statement may be obtained, without charge, from the Company by calling 847-966-1000, or by writing to the Company's Corporate Secretary at the address above.

In addition to the use of the mail, proxies may be solicited by directors, officers, or employees of the Company in person, by electronic mail, by telephone or by other means. The cost of the proxy solicitations will be paid by the Company.

What is the effect of a "broker non-vote" on the proposals to be voted on at the Annual Meeting? Common Stock held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter at the Annual Meeting is a broker non-vote. A broker non-vote is counted as present for purposes of determining the presence of a quorum at the Annual Meeting. All proposals, other than the ratification of the appointment of our independent accountants, are non-routine matters and are not matters on which a broker may vote without your instructions. Therefore, if your Common Stock is not registered in your name and you do not provide instructions to your broker, bank or other nominee with respect to any proposal other than the ratification of the appointment of independent accountants, a broker non-vote as to your Common Stock will result. The ratification of the appointment of the independent accountant is a routine item. As a result, brokers who do not receive instructions from you as to how to vote on that matter generally may vote on that matter in their discretion.

How do I vote? Most stockholders have a choice of voting prior to the Annual Meeting by proxy over the Internet, by telephone or by submitting a traditional proxy card. You may not vote your shares electronically at the Annual Meeting. Refer to your proxy or voting instruction card to see which options are available to you and how to use them.

The Internet and telephone voting procedures are designed to authenticate your identity and to confirm that your instructions have been properly recorded.

What if I do not specify a choice for a matter when returning a signed proxy? If your proxy form is signed and returned, your Common Stock represented thereby will be voted in accordance with your directions on the proxy form. In the absence of your direction as to any proposal, your shares will be voted FOR the election of the director nominees, FOR the approval of the advisory resolution on executive compensation, FOR ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2022, and FOR the approval of the 2021 Omnibus Stock Incentive Plan.

All stockholders are cordially invited to attend our virtual Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Five individuals have been nominated by our Board for re-election for a one-year term through the 2022 Annual Meeting, and until their successors are duly elected and qualified. All of the nominees have been previously elected as directors by our stockholders, and all of the nominees are currently serving as directors of the Company.

The following are the Board’s director nominees:

Name	Offices and Positions, if any, held with the Company; Age	First Became a Director of the Company
David S. Barrie	Director and Chairman of the Board; Age 68	2012
Cynthia A. Boiter	Director; Age 47	2019
David B. Brown	Director; Age 58	2015
David J. Mansfield	Director, President and Chief Executive Officer; Age 61	2017
Jerome T. Walker	Director; Age 57	2014

The director nominees’ biographical sketches, including their business experience during the past five years, directorships of other public corporations and their qualifications to serve on our Board are set forth below.

David S. Barrie has been a director of the Company since 2012, and Chairman of the Board since September 2015. Mr. Barrie has been Principal of Barrie International, LLC since 2009, providing strategic and operational consulting, principally in the area of mergers and acquisitions, to senior management of companies in the U.S. and abroad including New York Stock Exchange listed companies and international advisory firms. He is a past member of the Senior Executive Advisory Board of Brown, Gibbons, Lang & Company, a middle market investment banking firm. He is a sitting director and Executive Chairman of the Board of Advanced Battery Concepts, LLC, a private for-profit company developing leading edge battery technologies. He has also served as a director for several non-profit institutions, including the Cleveland Museum of Natural History. He continues to serve as an instructor for the Cornell Law School transactional law competition and has presented programs on best merger and acquisition practices to corporate executives, as well as reviewed, from time to time, certain specific acquisition candidates for business clients.  Mr. Barrie is a member, and a Board Leadership Fellow, of the National Association of Corporate Directors ("NACD"). He earned his Bachelor of Arts with honors in Political Science and Economics from Kenyon College and his Juris Doctor, Law, from Cornell University Law. Mr. Barrie's extensive experience in general management, strategic planning, mergers and acquisitions and international business provide valuable perspectives and insights to our Board and qualifies him as one of our directors.

Cynthia A. Boiter has been a director of the Company since 2019. Mrs. Boiter is currently Executive Vice President & President of Milliken & Company’s Chemical Division. Milliken is a leading, privately-held, technology-based company with businesses in the performance material, floor covering, chemical and healthcare markets. Mrs. Boiter joined Milliken in 2012 as the Director of Marketing, Strategy and Business Development for the Chemicals Division. She progressed to become the division’s CFO where she played an integral role in its rapid growth. In 2019, she was promoted to the position of Chief Strategy Officer at Milliken, where she led the company’s 2025 strategic planning initiatives and oversaw two significant acquisitions. In March 2021, she was promoted and appointed to her current role. Prior to joining Milliken, Mrs. Boiter held various finance and business leadership positions at Eaton Corporation and MeadWestvaco.  She has a B.S. in Accounting from Indiana University and a Masters of Business Administration from Emory University.  Mrs. Boiter has extensive experience in strategy and planning, mergers and acquisitions and CFO level experience in international companies, all of which qualifies her as one of our directors.

David B. Brown has been a director of the Company since 2015. Since July 2020, he has been the Chief Financial Officer for Authentix, Inc., a global authority in authentication solutions owned by Blue Water Energy Private Equity that provides advanced authentication solutions for governments, central banks and commercial companies, ensuring local economies grow, banknote security remains intact and commercial products have robust market opportunities. He was the Chief Financial Officer for Trillium Flow Technologies, a global manufacturing company owned by First Reserve Private Equity that serves customers in the power, oil and gas, general industry and water and waste water sectors with highly engineered valves, pumps and actuators from March 2019 to June 2020. Previously he was the CFO for Tellabs Access, LLC, a global telecommunications supplier owned by Marlin Equity Partners, from October 2015 to March 2019. From November 2010 to February 2016, Mr. Brown was a Board Member, Audit Committee Chair and Compensation Committee member for Cubic Energy, Inc. (n/k/a Hilltop Energy, LLC), an independent energy company engaged in the development and production of, and exploration for, crude oil and natural gas and natural gas liquids. Mr. Brown received his Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant in the State of Texas. Mr. Brown spent the first 10 years of his career with PricewaterhouseCoopers serving clients primarily in the energy industry while stationed in its Dallas, London, Houston and Moscow offices. He is an active member of the Institute for Ethical Corporate Governance, Financial Executives International and NACD. He is also a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Brown has been an NACD Board Leadership Fellow since 2015. Mr. Brown brings to our Board extensive business transformation experience, accounting experience, expertise in the oil and gas industry, a breadth of global business knowledge and best practices gained working with both public and private-equity owned global businesses, all of which qualifies him as one of our directors.

David J. Mansfield has been the Company's President and Chief Executive Officer since November 2016 and a director of the Company since January 30, 2017. From 2015 to 2016, Mr. Mansfield served as CFO of Compressor Engineering Corp. & CECO Pipeline Services Co., which provide products and services to the gas transmission, midstream, gas processing, and petrochemical industries. In this position, he had overall responsibility for the group’s financial affairs, including the development and execution of turnaround plans and the successful negotiation of a corporate refinancing. From 2009 to 2014, Mr. Mansfield served as CFO and as Acting CEO of Pipestream, Inc. a venture capital-owned technology development company providing a suite of products to the oil and gas pipeline industry. In this position, he was a member of the executive team with overall responsibility for directing the financial, accounting and administrative affairs of the company, including IT, HR, insurance, internal control, management and financial reporting, treasury, tax compliance, investment evaluation, strategic planning, budgeting and forecasting. He also had overall responsibility for commercial, marketing and business development activities. As Acting CEO, his responsibilities included establishing corporate strategies and directing the activities of the company toward the successful technical development and commercialization of its products and services and for the development of a sustainable and profitable business. From 1992 to 2009, Mr. Mansfield was employed with Bredero Shaw, the world’s largest provider of protective coatings for the oil and gas pipeline industry, most recently as Vice President Strategic Planning. During his tenure with Bredero Shaw, Mr. Mansfield served in numerous roles including Vice President Controller and Commercial General Manager, Europe, Africa & Former Soviet Union. He played a key role in strategy development and merger and acquisition activities as the company grew from annual revenues of $100 million to over $900 million. Mr. Mansfield brings to the Board extensive general management, business development and merger and acquisition experience in businesses similar to the Company’s and, which in addition to being our CEO, qualifies him as one of our directors.

Jerome T. Walker has been a director of the Company since 2014. He is CEO of Caribbean Distributed Energy, LLC ("CDE"), a company he co-founded in early 2017. CDE is a global provider of modular, packaged energy solutions. In early 2020, he was appointed as director on the board of Gateway Cogeneration, LLC, a company focused on the development of small to medium sized clean energy power.  He was President and member of the Board of Managers of eCORP International, LLC, a privately held energy asset services company, from February 2016 to October 2017. Previously, he had been Executive Vice President of Global Solutions and Corporate Officer at Dresser-Rand Group Inc., a global supplier of custom-engineered rotating equipment solutions for long-life, critical applications in the oil, gas, chemical, petrochemical, process, power, military and other industries worldwide, since September 2012.  He is a member of the NACD. Mr. Walker received a Master of Business Administration degree from Northwestern University Kellogg Graduate School of Management and a Bachelor of Science degree in chemical engineering from the University of Notre Dame. Mr. Walker’s extensive experience in the energy industry, large industrial operations and international business development, particularly Brazil, China, India and the Middle East, brings additional insight to our Board on strategy, resource and process deployment for accelerating profitable growth, and qualifies him as one of our directors.

Director Selection and Board Refreshment

It is a top priority of our Board and our Nominating and Corporate Governance Committee that our directors have the skills, background and values to effectively represent the long-term interest of our stockholders. Throughout the year, our Board reviews a matrix of the cumulative qualifications, skills and experience that we believe our Board needs to have and discusses whether there are any gaps that need to be filled that will improve our Board’s performance. We assess potential new director candidates in light of the matrix and whether they possess the qualifications, skills and experience needed by our Board. When we identify potential new director candidates, we review extensive background information, evaluate their references, consider their prior board experience and conduct in-person interviews.  Considering and valuing diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its stockholders.

We also believe that new perspectives and ideas are essential for an innovative and strategic Board. The average tenure of our directors is approximately 5.6 years. Since 2014, we have added four new directors to our Board, including Mrs. Cynthia A. Boiter added in 2019. In addition, the Committee routinely reviews the Board’s committee assignments with a goal of rotating membership on committees every three to five years. The committee assignments were most recently rotated in May 2017. Our Board will continue to review and refresh the skills, qualifications and experiences necessary for our Board to serve the long-term interests of our stockholders.

Our corporate governance principles require our Nominating and Corporate Governance Committee to recommend director nominees such that our Board is comprised of a substantial majority of independent directors and possesses a variety of experience and background, including those who have substantial experience in the business community, those who have substantial experience outside the business community (such as public, academic or scientific experience), and those who will represent our stakeholders as a whole rather than special interest groups or individual constituencies.

Each candidate should have sufficient time available to devote to our affairs and be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities including being able to represent the best long-term interests of all of our stockholders. Each candidate also should possess substantial and significant experience that would be of particular importance to us in the performance of his or her duties as a director. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the foregoing criteria, based on whether or not the candidate was recommended by a stockholder.

The Board believes that the director nominees are highly-qualified and bring a collective balance of relevant knowledge and skills to the boardroom and an effective mix of diversity and leadership and professional experiences.  The Board of Directors Skills Matrix table set forth below illustrates the experience, skills and qualifications the Board has identified as important for determining whether each nominee should serve on the Board in light of our company's business and strategic direction, and it highlights each director nominee’s skills, knowledge and experience that uniquely qualify such director to serve on the Board.  A particular director nominee may possess additional skills, knowledge and experience even though they are not indicated below. All director nominees satisfy the criteria set forth in our corporate governance principles and possess the characteristics that are essential for the proper and effective functioning of the Board. The biographies set forth above for each director describe in more detail the relevant experience, qualifications, attributes and skills of each director.

Board of Directors Skills Matrix

	D. Barrie	J. Walker	C. Boiter	D. Brown	D. Mansfield	Board Skills Collective Assessment
Energy Industry		✔		✔	✔	✔
Senior Executive Experience	✔	✔	✔	✔	✔	✔
Operations	✔	✔	✔	✔	✔	✔
Strategy & Planning	✔	✔	✔	✔	✔	✔
Corporate Governance	✔	✔		✔		✔
International Experience	✔	✔	✔	✔	✔	✔
Mergers and Acquisitions	✔	✔	✔	✔	✔	✔
Capital Market Experience	✔	✔	✔	✔	✔	✔
Accounting and Finance		✔	✔	✔	✔	✔
Legal & Regulatory	✔	✔	✔	✔	✔	✔
IT Management			✔	✔	✔	✔
IR/PR		✔			✔	✔
HR, Talent Acquisition & Development	✔	✔	✔	✔	✔	✔
Risk Assessment & Management	✔	✔	✔	✔	✔	✔

The Board believes that all director nominees exhibit:

✔ High Integrity	✔ Commitment to the Long-Term Interests of our Stockholders
✔ Leadership Experience	✔ Strong Business Judgement
✔ Commitment to Ethics	✔ Commitment to Safety and Diversity in the Workplace
✔ Proven Record of Success	✔ Diversity of Thought

Vote Required

The affirmative vote of a plurality of the shares of our Common Stock present or represented by proxy at the Annual Meeting is required to elect our five director nominees. Any shares that are not voted on this matter at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of directors at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF OUR DIRECTOR NOMINEES.

PROPOSAL 2 - APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), we are asking our stockholders to approve the following advisory resolution at the Annual Meeting regarding the compensation of our Chief Executive Officer and our two other most highly compensated executive officers (collectively "Named Executive Officers" or "NEOs"):

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement."

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives you as a stockholder the opportunity to express your views on our 2020 compensation for our NEOs. This vote is not intended to address any specific item of compensation; rather, your vote relates to the overall compensation of our NEOs as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Stockholder Engagement and Outreach

At the Company's previous annual meetings of stockholders, our Board reaffirmed our intent to increase engagement with you, our stockholders.  Following the 2020 annual meeting, our Chairman of the Board, Chairman of the Compensation Committee, and Chief Executive Officer reached out to major stockholders of our Common Stock to ask for their feedback on a variety of topics, including our executive compensation and corporate governance practices.  These stockholders represented more than 62% of the shareholdings in our Company. Specifically, our Board was interested in receiving stockholders’ input on any recommended improvements to our executive compensation and corporate governance practices so that we could consider their suggestions into our ongoing review of such practices. Our major stockholders were provided with the personal contact information of our Chairman of the Board and our Chairman of the Compensation Committee and encouraged to reach out directly with any feedback or thoughts that they may want to share. We were pleased to have received feedback from many of our stockholders, which was shared with our Board and incorporated into our Compensation Committee reviews of our executive compensation and corporate governance practices.

Our Compensation Committee, in early 2020, engaged Willis Towers Watson ("WTW") as an independent compensation consultant to advise the Committee and Board on our Independent Directors' compensation program and design compared to a general industry sample of similarly-sized organizations' industry practices. The results of the WTW study indicated that the Independent Director compensation design and competitive compensation positioning was below median with the market positioning. Given there was no change in director compensation in 2019 and the Company's desire to target a median compensation level for executives and directors, the Compensation Committee recommended, and the Board approved, the following two adjustments to independent director compensation for 2020: (i) increasing the Audit Committee member retainer by $1,500 and (ii) increasing the annual equity grant for each independent director by $10,000. All other director compensation remains unchanged from 2018.

In 2019, WTW compared the design and compensation levels of our current executive compensation program to a market benchmarking reference group of general industry companies which have revenue amounts similar to the Company. As a result of the extensive review of our executive benchmarking by WTW in 2019, we chose not to engage our executive compensation consultant in 2020 to complete comprehensive peer benchmarking studies of our executive programs. Because of the impact of the coronavirus ("COVID-19") on the Company's business, we have frozen both executive and director compensation for 2021.

Our executive compensation goals and guiding principles emphasize pay-for-performance. We base several elements of our compensation upon delivering high levels of performance relative to performance measures that the Compensation Committee has approved. For example, (i) our annual Financial Short-Term Incentive Plan ("STIP") requires that the Company achieve certain financial performance goals before recipients are entitled to this compensation; and (ii) our Long-Term Incentive Plan ("LTIP") includes performance-based financial targets and payout for a portion of the LTIP with an equity component that provides greater financial benefits when the Company's stock price is increasing. Overall, the goals and guiding principles for our executive compensation plans are as follows:

✔	Create and reinforce pay-for-performance. Reward exceptional performance with increased compensation, while delivering reduced or no incentive pay when we do not achieve performance expectations.
✔	Encourage both the desired results and the right behaviors. Strike a balance to reward the delivery of both short-term results and sustained long-term performance, while incorporating risk-mitigating features to ensure the compensation program does not encourage excessive or inappropriate risk-taking.
✔	Align the interests of management with the interests of stockholders. Deliver a significant portion of executive compensation in equity-based awards, with required minimum stock ownership guidelines designed to appropriately focus our management on long-term, sustainable growth and increasing share price.
✔	Ensure our performance goals and measures align with our strategy and operating plan. Set performance goals that are challenging yet achievable during the applicable performance period and align with our long-term strategic objectives.
✔	Target compensation approaching the 50th percentile of the benchmarking data of our peer group of companies. Establish target compensation with reference to our peer group for target performance to help us remain competitive in our industry in attracting and retaining top executive talent.

Prior to voting, stockholders may wish to review our discussion of executive compensation, including elements that make up our total compensation more fully in the section entitled "Executive Compensation Discussion and Analysis", as well as the discussion regarding the Compensation Committee. We believe our executive compensation programs are structured to best support the Company and its business objectives.

Although this is an advisory vote that will not be binding on our Compensation Committee or Board, our Compensation Committee and Board will carefully review the results of our stockholder vote on this say-on-pay proposal. Our Compensation Committee will consider stockholders' concerns and take them into account in future determinations concerning executive compensation. The Board therefore recommends that you indicate your support for the Company's 2020 executive compensation, as outlined in the above resolution.

Vote Required

The compensation of the Company's Named Executive Officers will be approved, on an advisory basis, if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF COMPANY'S INDEPENDENT ACCOUNTANT

The Audit Committee has appointed Grant Thornton LLP as the Company's independent accountant for our fiscal year ending January 31, 2022, and our Board and Audit Committee recommend that our stockholders ratify this appointment at the Annual Meeting.

While our Audit Committee is responsible for the appointment, discharge, compensation and oversight of our independent accountant, our Board is requesting, as a matter of good corporate governance, that our stockholders ratify the Audit Committee's appointment of Grant Thornton LLP as our 2021 independent accounting firm. If the stockholders fail to ratify the appointment, our Audit Committee will consider the appointment of other independent accountants or may retain Grant Thornton LLP or another firm without re-submitting the matter to our stockholders. Even if the appointment is ratified, our Audit Committee may, at its discretion, appoint a different independent accountant at any time during 2021 if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The appointment of Grant Thornton LLP as our independent accountant for our fiscal year ending January 31, 2022 will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions will not affect the voting results for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF OUR APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT FOR 2021.

PROPOSAL 4 - ADOPTION OF THE 2021 OMNIBUS STOCK INCENTIVE PLAN

The stockholders are being asked to approve the omnibus stock incentive plan designated as the "2021 OMNIBUS STOCK INCENTIVE PLAN" (the "2021 Plan"), including the authority to issue up to 500,000 shares of Common Stock under the 2021 Plan. On February 26, 2021, upon the recommendation of the Compensation Committee, the Board adopted the 2021 Plan, subject to stockholder approval, and directed that it be submitted for the approval of the stockholders. The 2021 Plan is being created to replace the 2017 OMNIBUS STOCK INCENTIVE PLAN (the "2017 Plan"). This summary is qualified in its entirety by reference to the full text of the 2021 Plan that is attached to this Proxy Statement as Appendix A.

The 2021 Plan does not recycle unused shares from the 2017 Plan. Accordingly, the 40,850 shares that remained available for future awards under the 2017 Plan at the time of its expiration are not being added to the 2021 Plan reserve and are no longer available for future issuance. If the 2021 Plan is not approved by our stockholders, no awards will be granted under the 2021 plan, and we will not have stock to grant awards to employees, officers and directors in 2021.

Assuming the approval of the 2021 Plan, the total number of shares of Common Stock reserved and available for issuance under the 2021 Plan will be 500,000. The following table presents outstanding stock options, unvested restricted stock units and stock, outstanding deferred stock units, and Common Stock outstanding as of January 31, 2021:

	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term (in years)
Stock options	107,250	$9.24	2.48
Unvested restricted stock/units	373,059	$7.62	1.76
Vested deferred stock units outstanding	97,799	-	-
Shares of Common Stock outstanding	8,164,989	-	-

If the 2021 Plan is approved, we intend to utilize the stock authorized under the 2021 Plan to continue our practice of incentivizing employees, officers and directors through the use of equity grants. We anticipate that the 2021 Plan provides for a sufficient number of shares of stock to meet our equity grant needs for approximately 3 years, based on our historic grant rates and the Company's approximate current stock price, but the shares may be depleted sooner than anticipated if actual practice does not match historic rates or our stock price changes materially. We feel it is important to reach out to our stockholders on a regular basis to remain transparent in our request in satisfying our equity requirements. Our request for a 3-year term is identical to our 2017 plan that was previously approved by our stockholders. Further, the number of shares being requested under the 2021 Plan is less than those requested under the 2017 Plan.

As of January 31, 2021, 50,000,000 shares of Common Stock were authorized under our Certificate of Incorporation. The closing price of a share of Common Stock on January 31, 2021 was $6.09.

The following summary description of the 2021 Plan is only a summary of certain provisions of the 2021 Plan and does not contain all of the terms and conditions of the 2021 Plan. This summary is qualified in its entirety by reference to the full text of the 2021 Plan that is attached to this Proxy Statement as Appendix A.

Board Recommendation

The Board, upon the recommendation of the Compensation Committee, has approved and adopted the 2021 Plan, subject to approval by the stockholders of the Company. We urge you to vote "FOR" the approval of the 2021 Plan.

Purpose

The Board desires to provide equity incentive compensation in order to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best available personnel. The Board believes it is in the best interests of the Company to provide an omnibus stock incentive plan for employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company or its affiliates to give the Company flexibility to offer various types of equity awards, including equity awards that may be performance-based to reward meeting specific performance related goals.

Eligibility

Participation in the 2021 Plan will be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or any affiliate of the Company, as may be selected by the Administrator (as defined below) from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise. As of January 31, 2021, there were approximately 504 officers and other employees, 4 non-employee directors and no other service providers eligible for participation in the 2021 Plan.

Awards

Awards authorized by the 2021 Plan include stock options, stock appreciation rights, stock awards, restricted stock unit awards, performance awards, or other stock-based awards.

Enhancements

●	All awards granted under the 2021 Plan will have a minimum vesting period of one year from the date of grant (other than awards with respect to up to 5% of the total number of shares reserved under the 2021 Plan)
●	No dividends or dividend equivalents granted in relation to an award will be paid unless and until the applicable vesting conditions for the award are met
●	Awards granted under the 2021 Plan will be subject to any recoupment or clawback policy that is adopted by or made applicable to the Company
●	Our request for a 3-year term is identical to our 2017 Plan that was previously approved by our stockholders, providing stockholders with more frequent input on our equity programs
●	Further, the number of shares being requested under the 2021 Plan is less than those requested under the 2017 Plan.

Other Governance Features

The Board and Compensation Committee also believe that the 2021 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

●	No automatic stock replenishment or "evergreen" provision
●	Not excessively dilutive to our stockholders
●	No repricing of stock options or SARs
●	No liberal share recycling
●	No discounted or reload stock options or SARs
●	No tax gross-ups

Term of Plan

The 2021 Plan became effective February 26, 2021, the date adopted by the Board, subject to approval of the stockholders within twelve months after such date. Assuming the 2021 Plan is approved at the Annual Meeting, unless terminated sooner by the Board, the authority to grant awards under the 2021 Plan will terminate on the third anniversary of the date of the stockholder approval.

Administration

The 2021 Plan will be administered by the Board, a committee of the Board or a designated officer of the Company ("Administrator"), with full power and authority to:

●	Select the persons to whom Awards will be made;
●	Prescribe the terms and conditions of each Award and make amendments thereto;
●	Construe, interpret and administer the 2021 Plan and any agreement or other document governing the terms of an Award made under the 2021 Plan; and
●	Make any and all determinations and take any and all other actions as it deems necessary or desirable to carry out the terms of the 2021 Plan.

Limitation on Plan Awards

The aggregate amount of shares that may be issued by the Company pursuant to the 2021 Plan may not exceed 500,000. In no event shall more than 500,000 shares be issued pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). The maximum number of shares of Common Stock subject to stock option grants that may be granted during any one fiscal year of the Company to any one individual under the 2021 Plan shall be limited to 50,000 shares and the maximum number of shares of Common Stock subject to other Awards that may be granted during any one fiscal year to any one individual under the 2021 Plan shall be limited to 100,000 shares. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any non-employee director shall not exceed $250,000. These limitations are subject to adjustment pursuant to the adjustment provisions of the 2021 Plan.

Stock Options

Under the 2021 Plan, the Administrator may grant Awards of incentive stock options or non-statutory stock options; provided, that incentive stock options shall be limited to employees of the Company or its parent or "subsidiaries" and any other individuals who are eligible to receive incentive stock options under Code Section 422. Stock options must have an exercise price at least equal to fair market value ("FMV") as of the date of grant. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the grant agreement evidencing such stock option. Stock options granted under the 2021 Plan may not have a term longer than ten years. Options granted under the 2021 Plan are not transferable other than by will or the laws of descent and distribution.

Stock Appreciation Rights

The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, a payment having an aggregate value equal to the product of (i) the excess of (A) the FMV on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the grant agreement shall not be less than the lower of the FMV on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. SARs granted under the 2021 Plan may not have a term longer than ten years.

Stock Awards

The Administrator may from time to time grant Awards to eligible participants, on such terms and conditions including restricted stock and deferred stock awards, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. An Award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

The Administrator may grant performance-based Awards. The grant of, or lapse of restrictions with respect to, such performance-based Awards shall be based upon one or more performance measures and performance targets to be attained relative to those performance measures, all as determined by the Administrator.

Performance measures may be any objective or subjective criteria established by the Administrator with respect to an award. Performance measures may include, by way of example and not of limitation, any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization ("EBITDA"); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; price-to-earnings ratio; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company's meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. In the event that a change in ownership, effective control, or ownership of the assets of the Company (as defined in the 2021 Plan, a "Change in Control") occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse of restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the performance measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

Withholding of Taxes

Grantees and holders of Awards shall pay to the Company or its affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the 2021 Plan no later than the date of the event creating the tax liability. The Company or its affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award (including the Award itself). In the event that payment to the Company or its affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at FMV on the applicable date for such purposes and shall, to the extent required to avoid an adverse accounting impact, not exceed in amount the maximum statutory tax withholding obligation. The Company does not guarantee to any participant or any other person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be exempt, any Award intended to comply with Code Section 409A or Code Section 422 complies, or any Award shall otherwise receive a specific tax treatment under any other applicable tax law. Neither the Company nor any of its Affiliates shall be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

Substitute Awards

Awards may be granted under the 2021 Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an affiliate as the result of a merger or consolidation of the employing entity with the Company, or an acquisition by the Company or an affiliate of the assets or stock of the employing entity. The terms and conditions of any such substitute Awards may vary from the terms and conditions set forth in the 2021 Plan to the extent the Administrator deems appropriate to conform the substitute Awards to the provisions of the awards for which they are substituted.

Adjustments

In the event of a stock dividend, stock split, or reverse stock split affecting the Common Stock, under the 2021 Plan, the maximum number of shares that may be granted under the 2021 Plan, the maximum number of shares that may be granted to an individual during any one fiscal year, and the number of shares covered by and the exercise price and other terms of outstanding Awards shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments to address the treatment of fractional shares and fractional cents that arise with respect to such event.

In the event of any change affecting the Common Stock, the Company, or its capitalization as a result of a transaction other than a Change in Control, the Administrator shall make appropriate adjustments to the maximum number and kind of shares reserved for issuance and any adjustments in outstanding Awards as the Administrator determines to be appropriate and equitable.

In the event of any transaction resulting in a Change in Control, outstanding stock options and other Awards that are payable in or convertible into Common Stock under the 2021 Plan will terminate upon the effective time of such Change in Control unless provision is made for the continuation or assumption of such Awards by, or the substitution of equivalent awards of, the surviving or successor entity or its parent. In the event of any such termination, the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested and exercisable immediately before the effective time of the Change in Control, and the holders of Awards under the 2021 Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Awards that are then exercisable or convertible or become exercisable or convertible upon or prior to the effective time of the Change in Control.

Subject to limitations in the 2021 Plan, the Administrator is authorized to make, in its discretion and without the consent of holders of awards, adjustments in the terms and conditions of, and the criteria included in, awards in recognition of certain unusual or nonrecurring events or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan.

Amendment and Termination

Subject to any approval of the stockholders of the Company that may be required by applicable law or regulation, the Board may terminate, amend or modify the 2021 Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the 2021 Plan shall not affect Awards granted prior to the termination of the 2021 Plan or the Administrator's ability to exercise the powers granted to it under the 2021 Plan with respect to Awards granted under the 2021 Plan prior to the date of such termination.

Certain United States Federal Income Tax Consequences

The following summarizes certain U.S. federal income tax consequences relating to the 2021 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the U.S. federal income tax treatment described herein. The exact U.S. federal income tax treatment of transactions under the 2021 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the 2021 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the Common Stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of an SAR under the 2021 Plan will create no income tax consequences to us or to the recipient. A participant who is granted an SAR will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the SAR is settled in shares of Common Stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2021 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restriction or risk of forfeiture (which may be performance-based) on the shares lapses in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restriction or risk of forfeiture lapses will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the date the restrictions lapse). Dividends paid in cash will generally constitute ordinary income to the participant in the year receive and we will generally be entitled to a corresponding deduction for such dividends. No dividends paid in relation to an award will be paid unless and until the applicable vesting conditions for the award are met.  Any dividends paid in shares of Common Stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted shares (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted shares, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock units is made under the 2021 Plan. Upon the participant’s receipt of shares (or cash) at the end of the vesting, performance or restriction period (or any later deferral period), the participant will recognize ordinary income equal to the amount of cash or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will generally recognize ordinary income equal to the value of cash or Common Stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.  No dividend equivalents granted in relation to an award will be paid unless and until the applicable vesting conditions for the award are met

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation we pay to certain “covered employees,” to $1,000,000 per year per individual.

New Plan Benefits

We cannot currently determine the awards that may be granted under the 2021 Plan in the future to the executive officers named in this proxy statement or to other officers, employees, directors or other persons. The Administrator will make such determinations from time to time.

Equity Compensation Plan Information

The following table provides information regarding the number of shares of Common Stock that may be issued upon exercise of outstanding options, warrants and rights under the Company's equity compensation plans and the weighted average exercise price and number of shares of Common Stock remaining available for issuance under those plans as of January 31, 2021.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (c))
Equity compensation plans approved by stockholders	107,250	$9.24	-

(1) The amounts shown in columns (a) and (b) of the above table do not include 373,059 outstanding restricted stock awards granted under the Company's 2013 Omnibus Stock Incentive Plan as amended June 14, 2013 or the 2017 Plan.

Vote Required

The affirmative vote of a majority of the shares of stock present or represented by proxy at the Annual Meeting is required to approve the 2021 Plan. In determining whether the 2021 Plan has been approved, abstentions will have the effect of a vote “against.” In general, brokers do not have discretionary authority on proposals relating to equity compensation plans. Therefore, absent instructions from you, your broker may not vote our shares on this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 2021 OMNIBUS STOCK INCENTIVE PLAN.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Corporate Governance Highlights

Our Board is committed to excellence in our corporate governance. We know that our long-standing tradition of principled, ethical governance benefits you, our stockholders, as well as our customers, employees and communities. We have developed and will continue to maintain a governance profile that aligns with industry leading standards and expectations.  We believe that these high standards will continue to have a direct and substantial impact on our business.  The following table presents a brief summary of the recent focus of our governance reviews, based on both Board self-assessment and external feedback, followed by more in-depth discussion in this proxy statement.

Overview	Focus Areas	Board Actions
Corporate Governance	Board Retirement Policy	Our Board adopted a retirement policy requiring non-employee directors to retire from the Board, and not stand for reelection, on the date of the Annual Meeting following their 72nd birthday.
	Stockholder Right to Call Special Meetings	Our Board revised our Bylaws to permit stockholders holding 10% of our outstanding common stock to call a special meeting without limitation.
	Poison Pill Elimination	Our Stockholder Rights Plan, or Poison Pill, was intentionally allowed to expire on September 15, 2019 and was not extended or renewed.
	Board Refreshment and Gender Diversity	Average tenure of directors - 5.6 years. Two new directors added in last five years. Cynthia A. Boiter appointed to the Board on January 21, 2019.
	Director Qualifications and Experience	Included matrix highlighting the skills of individual directors and the Board as a whole in this proxy statement.
Stockholder Outreach

Conducted frequent and expansive stockholder outreach in 2018, 2019, 2020 and 2021. Our Chairman, CEO, and other independent Board members spoke to our large stockholders who collectively own more than 62% of our outstanding shares on a variety of topics including say on pay, executive compensation, company strategy, growth and governance issues.

Compensation Committee Communication & Responsiveness	Review of the Executive and Board Compensation Programs

In 2019, our Compensation Committee engaged compensation consultant, WTW, to evaluate our compensation practices through peer and market industry practices. In 2020, our Compensation Committee engaged WTW to complete a full review of our independent directors' compensation. Because of the impact of COVID-19 on the Company's business, we have frozen executive and director compensation for the current fiscal year.

Long-Term Equity-Based Incentive Plan

Reviewed, amended and implemented a performance-based component to our long-term equity-based incentive awards, which by its nature ties compensation directly and objectively to our stock price and financial performance, helps ensure that our executives’ interests are aligned with those of our stockholders. The new performance-based award replaces 50% of the current time-based equity award and is tied to consolidated net income. The performance-based award payout is tied to the operation plan approved by the Board of Directors. We believe these grants will continue to motivate our executives to achieve sustained long-term enterprise value creation and provide our stockholders with year-over-year performance. We continue to drive towards an increased percent of senior executive compensation to long-term performance equity during future compensation allocations.

	Equity Vesting Acceleration upon a Change in Control	Under our employment agreements with our NEOs, entitlement to severance following a change in control is “double trigger,” requiring both a change in control of the Company and a resignation for good reason, defined to include a material diminution of duties, responsibilities, reporting or authority, or an involuntary termination without cause.
	Clawback Policy	Our Board has adopted formal guidelines and policies relating to clawbacks for incentive compensation paid to Board members and executive officers.
Stock Ownership Guidelines

Our Board has approved stock ownership guidelines as follows:

● CEO - 3X Annual Base Salary

● Executive officers including NEO 1.5X Annual Base Salary

● Independent Directors - 3X Annual Base Cash Retainer

Director and executive officer ownership table included in this proxy statement.

	Disclosure of Stockholding Periods	Executive officers and directors are required to hold shares until ownership guidelines are met.
	Anti-Hedging/Pledging Policy	Our Board has adopted formal guidelines and policies prohibiting hedging and pledging which are found in our Insider Trading Policy.
	Independent Director Equity Compensation	All Board equity compensation is subject to a one-year vesting period.
	Minimum Equity Vesting Period (with 2021 Plan approval)	Awards granted under the 2021 Plan will have a minimum vesting period of one year.
	Liberal Share Recycling (with 2021 Plan approval)	Common stock used to net settle taxes will not be recycled into the reserve.
	Retirement Conditions (with 2021 Plan approval)	Executive Retirement Conditions include six months written notice, three year Confidentiality and Non-Solicitation/Non-Compete Agreements coupled with a clawback clause.

In addition, our Board has adopted the following annual plan to incorporate year-round proactive stockholder engagement:

November - January

●	Review governance best practices, regulatory developments, Board skills matrix and our Company's governance policies and practices;
●	Assess stockholder feedback on our governance and executive compensation policies and practices; and
●	Identify and act upon areas of enhancement.

February - April

●	Reach out to all our major stockholders explaining the significant recent enhancements to our corporate governance practices and compensation policies;
●	Reach out to our largest stockholders to solicit their further input on topics they would like us to address at the Annual Meeting; and
●	Review and discuss feedback from our stockholders and consider modifications to our governance policies and executive compensation plans where appropriate.

May - July

●	Highlight and demonstrate to all stockholders in our annual proxy statement any changes implemented to our governance policies and executive compensation practices in response to stockholder feedback received; and
●	Immediately following the Annual Meeting, evaluate the results of our stockholder vote on our director elections and our executive compensation practices, to address any additional concerns our stockholders have expressed. We believe this will demonstrate our responsiveness to our stockholders.

August - October

●	Complete a committee and individual director self-assessment, along with continued consideration of feedback from stockholders throughout the year.

Director Independence

Our Board currently consists of five directors, all of whom are nominated for re-election to our Board at the Annual Meeting. Our Board has determined that four of the five nominated directors are "independent directors" within the meaning of the Nasdaq Global Select Market ("Nasdaq") rules. David J. Mansfield is our President and Chief Executive Officer and, thus, does not meet the definition of "independent" under the Nasdaq rules.

Director Compensation

In early 2020, our Compensation Committee engaged WTW as its independent compensation consultant to advise the Committee and the Board on our independent directors' compensation program. As a result of its engagement, WTW reviewed and updated the study it completed in 2018 on the design and compensation levels of our current non-employee director compensation program to a market benchmarking reference group of approximately 100 publicly-traded companies from various industries and which have revenue of less than $300 million. In 2019, the Compensation Committee previously reviewed the WTW benchmarked data, confirmed the Company's competitiveness and was satisfied with its current director compensation at that time. Given there was no change in director compensation in 2019 and the Company's desire to target a median compensation level for executives and directors, the Compensation Committee recommended, and the Board approved, the following two adjustments to independent director compensation for 2020: (i) increasing the Audit Committee member retainer by $1,500 and (ii) increasing the annual equity grant for each independent director by $10,000. All other director compensation remains unchanged from 2018.

The following table sets forth our non-employee director compensation program in 2020:

Annual cash retainers
Non-Employee Director	$45,000
Independent Chairman of the Board	40,000
Chairman of Audit Committee	10,000
Members of the Audit Committee	7,500
Chairman of the Compensation Committee	7,500
Members of the Compensation Committee	6,000
Chairman of the Nominating and Corporate Governance Committee	5,000
Members of the Nominating and Corporate Governance Committee	5,000

Annual equity grant (1)
Non-Employee Director	$60,000
Independent Chairman of the Board	70,000

(1)

Independent non-employee directors received an annual grant of Common Stock in the dollar amount noted above. For 2020, the Compensation Committee recommended, and the Board approved changing the annual equity grants for directors from deferred stock to restricted stock. This change was made to better communicate director stock ownership externally and align with general industry norms. The shares of restricted stock granted are calculated by dividing the dollar value of the grant by the fair market value of the Common Stock on the date of grant. Grants of restricted stock will vest over a one-year period versus vesting immediately. Stock will continue to be issued annually, subject to the stockholder approval of the 2021 Plan at the Annual Meeting. In addition, Board members must satisfy Company ownership guidelines before any vested stock can be sold. Directors have elected to adopt a Rule 10b5-1 Stock Trading Plan under the Securities Exchange Act of 1934 that will, when the stock awards vest, automatically result in the sale of a sufficient number of shares of the stock awards that are vesting at the then-current market price to cover their anticipated tax obligations associated with the vesting.

The Chairman of the Board sits as a de facto, non-paid participant of each of the Board Committees.

The Board and committee retainers are intended to fully compensate the directors for their time engaged in activities on behalf of the Company.  As such, no additional compensation is provided for meetings, travel, projects or other assignments. In certain, rare circumstances, the Chairman of the Board may determine that compensation beyond the standard retainers is warranted. However, no such additional compensation was approved or paid during 2020.

The following table shows the total compensation earned by our non-employee directors for the fiscal year ending January 31, 2021:

Directors' 2020 Compensation

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
David S. Barrie	$85,000	$70,000	$155,000
Cynthia A. Boiter	67,954	60,000	127,954
David B. Brown	72,954	60,000	132,954
Jerome T. Walker	70,454	60,000	130,454

(1)

Common Stock awards were awarded in 2020 under our 2017 Plan and were issuable to each non-employee director as shares of Common Stock. Based on a closing sale price of $5.88 on the award grant date of June 11, 2020, each such restricted stock award represented 11,915 shares and 10,213 shares of our Common Stock awarded to the Chairman of the Board and each other non-employee director, respectively. The amounts reported in the Stock Awards column represent the grant date fair value based on the closing sale price of our Common Stock on June 11, 2020.

The following table summarizes the aggregate amount of deferred stock, restricted stock and option awards held by our non-employee directors at January 31, 2021:

Name	Number of Deferred Shares (1)	Number of Restricted Shares	Number of Stock Options (2)
David S. Barrie	34,873	11,915	10,000
Cynthia A. Boiter	5,501	10,213	—
David B. Brown	27,504	10,213	—
Jerome T. Walker	29,921	10,213	—

(1)	Deferred Common Stock awards are issued as fully vested Common Stock upon departure from our Board.
(2)	All options are vested and fully exercisable. Mr. Barrie’s options have an exercise price of $5.55 per share.

Guidelines for Director and Officer Equity Ownership

The Compensation Committee and the Board believe there is stockholder value in our directors and executive officers owning a significant amount of our stock to maintain alignment of their economic interests to those of our stockholders. To underscore this value, we maintain guidelines for our directors and officers to own a number of shares of Common Stock having a total value equal to the multiples of their respective base salaries or base cash retainers, as applicable, shown in the following table. Additionally, executive officers and non-employee directors have five years from the date of first appointment or election as an executive officer or non-employee director to achieve these recommended levels of equity ownership.

Group	Stock Ownership Requirement
President and CEO	3.0 X Annual Base Salary
Executive Officers	1.5 X Annual Base Salary
Independent Directors	3.0 X Annual Base Cash Retainer

Equity Position

The following table summarizes the equity position of our NEOs and non-employee directors at January 31, 2021:

Directors and Officers	Total Position in Shares	Fair Value of Shares Owned on Grant Date	Guideline Multiple	Achieved	Excess/(Short) (1)
David J. Mansfield	246,873	$1,871,723	3.0	Yes	$611,723
D. Bryan Norwood (2)	22,832	175,123	1.5	No	(219,818)
Wayne M. Bosch	63,777	477,946	1.5	Yes	79,479
David S. Barrie (3)	58,708	445,544	3.0	Yes	135,044
Cynthia A. Boiter (4)	15,714	110,005	3.0	No	(24,995)
David B. Brown	37,717	280,062	3.0	Yes	145,062
Jerome T. Walker	40,134	310,057	3.0	Yes	175,057

(1) Equity ownership was calculated using the value of the equity awards using the closing price of Common Stock on the date of grant.

(2) Mr. Norwood joined the Company on October 1, 2018.

(3) Mr. Barrie's position includes shares described in the table above, as well as 1,920 shares of Common Stock held outright by Mr. Barrie as of January 31, 2021.

(4) Mrs. Boiter was appointed to the Board on January 21, 2019.

An executive officer’s or non-employee director’s ownership can take the form of direct ownership or indirect ownership of our Common Stock through family trusts, deferred company stock programs, or in any other manner commonly acceptable to the Company, however, unexercised stock options do not count towards the equity ownership requirements. The Compensation Committee reviews the equity ownership requirements annually. Executive officers and non-employee directors may not sell shares of our Common Stock until they achieve the recommended level of equity ownership, and then they may only do so to the extent their equity ownership would not drop below the recommended level. All of our executive officers and non-employee directors are in compliance with their stock ownership requirements other than Mr. Norwood and Mrs. Boiter who have been executive officer or a non-employee director only since October 1, 2018, and January 21, 2019, respectively, and accordingly have additional time to achieve their ownership guidelines.

The Board’s Role in the Oversight of Compensation Risk

To help mitigate compensation risk, and align executives’ interests with those of our stockholders, we have adopted and observe the following policies.

Insider Trading Policy – Hedging and Pledging

Our Named Executive Officers and directors are prohibited from hedging or pledging any Common Stock that they hold. In addition, our Named Executive Officers and directors are prohibited from engaging in short sales of our Common Stock.

Clawback Policy

Our Board has adopted a policy which provides for the recoupment of certain executive compensation in the event either (1) the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the U.S. securities laws or (2) an executive violates the Company's code of conduct or breaches a fiduciary duty or is grossly negligent or engages in illegal or improper conduct causing financial or reputational harm to the Company. Our Board will determine, in its sole discretion, the method for recouping incentive compensation under the policy which may include, without limitation: (a) requiring reimbursement of cash incentive compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; (c) offsetting the recouped amount from any compensation otherwise owed by the Company to the executive; (d) cancelling outstanding vested or unvested equity or cash awards; and/or (e) taking any other remedial and recovery action permitted by law, as determined by the Board.

Other Risk Mitigators

We pay incentive compensation only after our audited financial results are complete and the Compensation Committee has certified our performance results and the associated incentive awards.

Board and Committee Meetings

Our Board has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Our independent Chairman of the Board serves as a de facto non-paid member of all three committees. During 2020, the following number of meetings were held:

Number of Meetings
Board of Directors	10
Audit Committee	8
Nominating and Corporate Governance Committee	3
Compensation Committee	4

In addition to regular meetings, the Board and each committee also meet in executive sessions.

Audit Committee

The Audit Committee consists of David B. Brown (Chairman), Cynthia A. Boiter and Jerome T. Walker. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in the SEC rules and the Nasdaq rules. The Board has also determined that two of the members of the Audit Committee, Mr. Brown and Mrs. Boiter, qualify as "audit committee financial experts" as defined under SEC regulations.

The principal duties of the Audit Committee include:

•	Selecting the Company’s independent registered public accounting firm;
•	Evaluating the independent registered public accounting firm’s independence;
•

Monitoring the scope, approach and results of the annual audits and quarterly reviews of the Company's financial statements and discussing the results of those audits and reviews with management and the independent registered public accounting firm;

•	Overseeing the effectiveness of the Company’s internal audit function and overall risk management processes; and
•	Discussing with management and the independent registered public accounting firm the nature and effectiveness of the Company’s internal control systems.

The Board last updated its Audit Committee Charter in 2020, which is available at www.permapipe.com under: Investors - Corporate Governance.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Cynthia A. Boiter (Chairwoman), David B. Brown, and Jerome T. Walker. The Board has determined that all members of the Nominating and Corporate Governance Committee are "independent" as that term is defined under the SEC rules and the Nasdaq rules. The committee evaluates individual directors, committees, and the Board as a whole.

The Nominating and Corporate Governance Committee also oversees the CEO succession planning process and reviews, at least annually, and approves other management succession plans to ensure continuity in our senior management positions.

The Nominating and Corporate Governance Committee identifies the attributes of the Board's incumbent members that are believed to contribute to the work of the Board and its committees, including leadership, accomplishments, experience, skills, diversity, integrity and commitment to Board duties. When a position on the Board becomes vacant, or if the number of the members of the Board is being increased, the Nominating and Corporate Governance Committee reviews these attributes of the incumbent members and determines the attributes that, if possessed by the new Board member, would likely result in a significant contribution to the Board. Candidates recommended to the Nominating and Corporate Governance Committee for consideration as nominees for vacant or new Board positions are then evaluated with respect to the attributes determined by the Nominating and Corporate Governance Committee to be optimal for the vacant or new position. Following the evaluation, which includes interviews and such other procedures the Nominating and Corporate Governance Committee deems advisable, the Nominating and Corporate Governance Committee makes a recommendation to the Board regarding a candidate either to be nominated for election at the next annual meeting of stockholders or appointed by the Board between such meetings. The committee and the Board understand diversity as involving points of view and experience, although the Committee also considers gender and racial diversity. Such diversity is an integral part of the needs evaluation and candidate evaluation processes described immediately above. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of its practices for consideration of such diversity by periodically analyzing the points of view and experience of the Board as a whole to determine whether it would be desirable to add a director or directors with certain additional or needed skills and experience.

Recommendations for potential director nominees may come from many sources, including members of the Board, executive officers, stockholders, self-recommendations, members of the communities the Company serves, or search firms. All persons recommended to the Board or the Nominating and Corporate Governance Committee for a vacant or new Board position are given equal consideration regardless of the source of the recommendation. In addition, the Nominating and Corporate Governance Committee may engage, on behalf of the Board, a professional search firm to identify potential directors.

Any stockholder wishing to make a recommendation for a person to be considered by the Nominating and Corporate Governance Committee pursuant to the process described above as a potential nominee to the Board should refer to "Stockholder Proposals and Nominations for 2021 Annual Meeting" for a discussion of the procedures that stockholders are required to follow in order to submit nominees for consideration by the Nominating and Corporate Governance Committee.

The Board updated its Nominating and Corporate Governance Committee Charter in 2020, which is available at www.permapipe.com under: Investors - Corporate Governance.

Compensation Committee

The Compensation Committee consists of Jerome T. Walker (Chairman), Cynthia A. Boiter and David B. Brown. The Board has determined that all members of the Compensation Committee are "independent" as that term is defined under the SEC rules and Nasdaq rules, including those specifically applicable to compensation committee members.

The Compensation Committee generally undertakes the following activities:

•	Maintain awareness of industry compensation trends and benchmarks and assist the Board in overseeing the Company's compensation policies, including equity plans and benefits strategies;
•	Determines the appropriate compensation for our President/CEO, and recommends its approval to our Board;
•	Consults with our CEO on the compensation of the Company's other executive officers;
•	Reviews the Company's list of high-potential key employees and their critical positions, along with their retention and succession plans;
•	Reviews our independent and non-employee director compensation and recommends its approval to our Board;
•	Reviews, recommends approval or changes, as applicable, to the Board and oversees the execution of all of the Company’s executive compensation and its equity based compensation plans, including both annual and long term incentive plans;
•	Advises the Board on Omnibus plan stock availability, future requirements and enhancements or changes to plan language;
•	Oversees and approves an annual report of the Compensation Committee for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules and guidelines;
•	Reviews and approves the Executive Compensation Discussion and Analysis to be included in our proxy statement (or Annual Report on Form 10-K if required); and
•	Performs any other activities consistent with its charter, the Company's bylaws, applicable law and as the Board deems necessary or appropriate.

In making decisions concerning executive compensation, the Compensation Committee typically considers, but is not required to accept, the recommendations of the CEO, except that the CEO does not make any recommendations with respect to his or her own compensation.

The Compensation Committee has delegated to the Company's Chief Human Resources Officer the authority to control, operate, manage and administer all executive compensation, equity-based compensation plans and benefit plans, but not to do any of the following: grant waivers of plan terms, conditions, restrictions or limitations; accelerate vesting or exercise of an award; establish new kinds of awards; establish or modify performance goals, or certify the attainment of performance goals.

Our Board last updated its Compensation Committee Charter in 2020, which is available at www.permapipe.com under: Investors - Corporate Governance.

Board and Company Leadership

Our Board believes it should retain the discretion to structure the leadership of our Board and the Company in the manner that best serves the Company's and its stockholders' interests at a given time, and accordingly, has no fixed policy with respect to combining or separating the offices of Chairman and CEO. Our Board has determined that, if the Chairman is not an independent director, a Lead Independent Director should be selected by the independent directors and should serve as the chair of the Nominating and Corporate Governance Committee. David S. Barrie has served as our independent Chairman of the Board since September 2015. As a result, the Company does not have a Lead Independent Director at this time. Our Board believes that its current leadership structure is effective and appropriate; allows for a separation of oversight between management and our Board; provides an experienced Chairman with whom the CEO can discuss issues facing the Company; and empowers a significant voice to non-management directors.

Board's Oversight of Enterprise Risk

Our Board is responsible for overseeing the major enterprise risks facing our Company and reviewing management's proposals for the mitigation of such risks. It reviews and discusses significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. In performing its oversight responsibilities, our Board periodically discusses with management the Company's policies with respect to enterprise risk assessment and risk management, including risks inherent in proposals for which our Board's approval is sought. Our Audit Committee and Compensation Committee report to our Board regularly on matters relating to the specific areas of risk each committee oversees. Throughout the year, our Board and certain of its committees receive regular reports from management regarding any major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, our Board and its relevant committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Furthermore, management routinely assesses significant risks inherent to the Company's business.

Board and Stockholder Meeting Attendance

The Company expects Board members to attend all meetings of our Board, Board committees on which they are a member, and the annual meeting of the Company's stockholders. During 2020, all directors attended all of the meetings of the Board and all Board committees on which such director served. All directors attended the Company's 2020 annual meeting.

Code of Conduct

The Company has adopted a Code of Conduct, which is applicable to all employees of the Company and to the Company's Board. The Company is committed to conducting business in accordance with our core values and the law and with the highest standards of ethical business conduct. All employees and directors acknowledge and certify annually their understanding and application of, and compliance with, our Code of Conduct. The Code of Conduct is publicly available on the Company's website at www.permapipe.com under: Investors - Corporate Governance.

Stockholder Communication with our Board of Directors

Stockholders may communicate with our Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the stockholder, to one or more specific directors, in care of the Corporate Secretary of the Company, to: Corporate Secretary, Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714. Our Corporate Secretary will submit all appropriate matters to the Board or specific directors, as applicable. Stockholders also will have the opportunity to communicate with Board members at the Annual Meeting.

Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Stockholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Chief Compliance Officer, Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714.

REPORT OF THE AUDIT COMMITTEE

To Our Stockholders:

The Audit Committee of the Board, which met eight times during the last fiscal year, consists of three independent directors. The members of the Audit Committee meet the independence requirements, and two of the current members, Mr. Brown and Mrs. Boiter, meet the financial literacy requirements, of Nasdaq and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and Nasdaq rules.

Management is responsible for the Company’s internal controls and the financial reporting process by which it prepares the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on those statements. The Audit Committee monitors the Company’s financial reporting processes, including its internal control systems.

During 2020, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee held separate private executive sessions, at each of its regularly scheduled meetings, with the Company’s independent registered public accounting firm, Jefferson Wells (a firm engaged by management to provide internal audit and compliance support) and with the Company’s CEO and CFO, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place. The Audit Committee’s agenda is established by the Audit Committee’s Chairman and the Company’s CFO.

Management updates the Audit Committee periodically on its process to assess the adequacy of the Company’s system of internal control over financial reporting; the framework used to make the assessment; and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee, senior members of management, and Jefferson Wells reviewed the Company’s policies and procedures with respect to risk assessment and risk management.

Each year, the Audit Committee evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. Based on this evaluation, the Audit Committee decided to re-engage Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021.  Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee continued its long-standing practice of recommending that the Board ask the Company’s stockholders, at the Annual Meeting, to ratify its appointment of the Company’s independent registered public accounting firm.

With respect to the Company’s audited financial statements for 2020:

•	The Audit Committee reviewed and discussed the audited financial statements with management;
•	The Audit Committee met with Grant Thornton LLP and discussed the matters required by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC; and
•

The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with Grant Thornton LLP its independence.

In reliance upon the Audit Committee’s reviews and discussions with both management and Grant Thornton LLP referred to above, management’s representations and the report of Grant Thornton LLP on the Company’s 2020 audited financial statements, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended January 31, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 for filing with the SEC.

This Audit Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

David B. Brown, Chairman

Cynthia A. Boiter

Jerome T. Walker

Members of the Audit Committee

AUDIT FEES

The Audit Committee appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 31, 2021. The Company’s stockholders ratified the engagement of Grant Thornton LLP at the 2020 annual meeting of stockholders on June 23, 2020.

The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. The Company engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include internal audit and tax services.

The aggregate amounts included in the Company’s financial statements for 2020 and 2019 for fees billed or to be billed by Grant Thornton LLP were as follows:

	2020	2019
Audit Fees	$584,486	$633,896
Audit-Related Fees	—	21,000
Tax Fees	—	—
All Other Fees	4,900	15,500
Total	$589,386	$670,396

Audit fees include fees for all services performed to comply with generally accepted auditing standards in conjunction with the annual audit of the Company’s financial statements. In addition, these fees include fees for services in connection with statutory and regulatory filings, consents, reviews of financial statements included in the Company's Quarterly Reports on Form 10-Q and review of filings with the SEC, such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

The Company did not incur any audit-related fees during 2020. Audit-related fees during 2019 included fees for all services related to providing consent for the Company’s Registration Statement on Form S-3 filed in 2019. All other fees include subscription fees for on-line accounting and auditing research services during 2019 and 2020 and, solely during 2019, fees for all services related to the Company’s application for investment credits in Tennessee.

The Audit Committee has adopted a policy for approving all permitted audit, audit-related, tax and non-audit services to be provided by Grant Thornton LLP in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy.

The Audit Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of Grant Thornton LLP for audit and all other services. Prior to the Audit Committee’s consideration for approval, management provides the Audit Committee with a description of the reason for, and nature of, the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified or denied, as appropriate. The Audit Committee maintains a record of all such approvals in its files for future reference. The Audit Committee approved all services provided by Grant Thornton LLP during the past two years prior to their undertaking.

Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and may make a statement if they so desire.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

General

The purpose of this Executive Compensation Discussion and Analysis is to provide information about the compensation of the following current executive officers, who are the Company’s NEOs for fiscal year 2020: David J. Mansfield, the Company’s President and Chief Executive Officer; Wayne M. Bosch, the Company’s Vice President and Chief Human Resources Officer; and D. Bryan Norwood, the Company’s Vice President and Chief Financial Officer.

We qualify as a “smaller reporting company” as defined under SEC rules and, as a result, we are not required to include in this proxy statement a Compensation Discussion and Analysis section or certain other disclosures relating to executive compensation. However, we are voluntarily providing certain information that would be required if we were not a smaller reporting company for purposes of maintaining transparency concerning executive compensation.

Purpose of Executive Compensation Program

The Company's long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals who are committed to the Company's vision, values and strategy. To that end, our executive compensation program is designed to link our executives’ pay to their individual performance, to our annual and long-term performance, and to successful execution of our business strategies. We also use our executive compensation program to encourage high-performing executives to remain with us over the course of their careers.

We believe the compensation packages for our NEOs are market competitive and reflect their extensive management experience, continued high performance, and exceptional service. We also believe our compensation strategies have been effective in attracting executive talent and promoting performance and retention.

Principles of Our Executive Compensation Program

We believe the level of compensation received by our NEOs should be closely tied to our corporate financial and stock price performance. This principle is apparent in the design of our executive compensation program and in the specific compensation packages we provide. In addition to aligning our NEOs' pay with performance, we follow several other principles when designing and implementing our executive compensation program.

✔ Market and Peer Positioning

We believe the target, on average, for our NEOs' total direct compensation opportunity (consisting of base salary, target annual bonus, and target long-term incentive value) should approach the 50th percentile of independent market benchmarks.

✔ Short-Term and Long-Term Balance

We strive for a balance between annual short-term and long-term elements of compensation consistent with market practices. We believe in setting short and long-term goals that are challenging but attainable at their targeted levels without the need for our executives to take inappropriate risks, take actions that would violate our Code of Conduct, or make material changes to our long-term business strategy or our methods of management or operation.

✔ Pay at Risk

We believe that the more senior an NEO's position, the more short and long-term compensation should be at risk, which means it will vary based on the Company's consolidated financial and stock price performance.

✔ Alignment with Stockholders Interests

We believe that equity-based compensation and stock ownership should be a substantial part of our executive compensation program in order to link our NEOs' compensation with our stockholders’ returns. The greater the level of responsibility of the NEO, the more his or her compensation should be stock-based and the higher their stock ownership requirement should be, which practice is consistent with market practices.

✔ Retention of Executives

We believe that our compensation program should support retention and motivation of our experienced NEOs and achievement of our leadership succession plans.

✔ Simple and Transparent

We believe that our executive compensation program should be transparent to our investors and employees as well as simple and easy to understand.

Summary Compensation Table for Fiscal Year 2020

The following table shows the total compensation earned by our NEOs for the fiscal years ended January 31, 2021 and 2020 for services rendered in all capacities to the Company:

Name and Principal Position	Fiscal Year	Salary (1)	Stock Awards (2)	Non-equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
David J. Mansfield	2020	$420,011	$315,006	$84,000	$11,064	$830,080
President and Chief Executive Officer	2019	382,167	577,497	265,354	11,230	1,236,248
D. Bryan Norwood	2020	263,304	59,244	15,798	6,759	345,104
Vice President and Chief Financial Officer	2019	257,558	115,879	92,251	9,145	477,833
Wayne M. Bosch	2020	253,297	39,780	10,608	62,860	366,545
Vice President and Chief Human Resources Officer	2019	256,326	77,810	85,762	11,684	431,582

(1)	Pursuant to their employment agreements, our NEOs' base salaries are subject to annual reviews and adjustments, which may result in increases in their base salaries. The amounts herein represent the base salaries for the respective periods, after any such increases in base salaries. Because of the impact of COVID-19 on the Company's business, the Company has frozen base salaries for fiscal year 2021.
(2)	Represents the grant date fair value of restricted stock awarded in the fiscal year as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For the assumptions used in the valuation of the awards, please see Note 9, “Stock-based compensation,” to the Company’s Financial Statements in its Annual Report on Form 10-K for the year ended January 31, 2021. The awards will vest 1/3 per year over a three-year vesting period. These amounts reflect the grant date fair value of the awards and do not correspond to the actual value that may be realized by the NEOs. See the Grants of Plan-Based Awards in Fiscal Year 2020 table for additional information.
(3)	The amounts shown for fiscal year 2020 consist of the portion of the fiscal year 2020 long-term cash performance award described below under “Executive Compensation Elements” earned based on fiscal year 2020 financial performance (subject to a minimum of 80% of target). There are no amounts included relating to our short-term incentive bonuses for fiscal year 2020 because, due to decreased financial performance as a result of COVID-19, the plan financial performance thresholds were not met for that year and no amounts were earned. The amounts shown for fiscal year 2019 consist of short-term incentive bonuses earned based on performance in fiscal year 2019 and paid in fiscal year 2020.
(4)	Details of the amounts presented above in All Other Compensation are as follows:

Name	Fiscal Year	401(k) Contribution	Executive Wellness	Relocation	Total All Other Compensation
David J. Mansfield	2020	$10,069	$995	$—	$11,064
	2019	9,429	995	—	10,424
D. Bryan Norwood	2020	5,764	995	—	6,759
	2019	6,878	995	—	7,873
Wayne M. Bosch	2020	8,865	995	53,000	62,860
	2019	9,501	995	—	10,496

Grants of Plan-Based Awards in Fiscal Year 2020

The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2020. The amounts shown in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential future payments at the time of grant only. At the time of grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs’ continued employment. The awards in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were granted under our annual cash incentive program for fiscal year 2020 or as the performance cash portion of our long-term incentive program, and payment is or was contingent on our achievement of a given level of corporate performance, as described below in the section titled “Executive Compensation Elements.” No amounts were earned by our NEOs under our fiscal year 2020 annual cash incentive program.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Restricted Stock Award in Shares (1)	Value of Awards on Grant Date (2)
David J. Mansfield	6/11/2020				53,618	$315,006
		$189,005 (3)	$378,010 (3)	$680,418 (3)
		252,000 (4)	315,000 (4)	472,500 (4)
D. Bryan Norwood	6/11/2020				10,084	59,244
		65,826 (3)	131,652 (3)	236,974 (3)
		47,393 (4)	59,242 (4)	88,863 (4)
Wayne M. Bosch	6/11/2020				6,771	39,780
		56,992 (3)	113,984 (3)	205,171 (3)
		31,823 (4)	39,779 (4)	59,668 (4)

(1)	The restricted stock vests ratably over three years.
(2)

The amounts shown in the Value of Awards on Grant Date column represent the fair value of the awards on the date of grant, as computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures.

(3)	Amounts represent potential future payouts pursuant to annual bonus awards granted to our NEOs for fiscal year 2020. Due to decreased financial performance as a result of COVID-19, bonuses for performance related to 2020 were not earned as the plan financial performance thresholds were not met for that year.
(4)	Amounts represent potential future payouts pursuant to the long-term cash awards granted to our NEOs as the performance-based component of our LTIP in fiscal year 2020. The amount of the performance award earned may vary, subject to a minimum threshold, based on the Company’s performance against pre-determined net income targets over a three-fiscal-year performance period. Eighty percent (80%) of the target amount of the performance award is a minimum threshold amount that will be earned if the service requirements are satisfied. This minimum amount will be paid out in three equal installments over the three-year performance period. The amount earned under the performance award may increase, up to 150% of target, if net income performance above the threshold level is achieved.

Executive Compensation Elements

In addition to their base salary, each NEO is annually assigned a target annual cash bonus amount under the Company’s short-term incentive plan linked to the Company's annual financial performance. Annually, corporate performance targets (based on earnings before interest and taxes ("EBIT") and personal goals), are assigned various weights under the Company’s short-term incentive plan, such that achievement of the 100% level of each goal results in full payment of the specified targeted bonus for each NEO described below under "Executive Employment Agreements." Performance below the minimum threshold of the financial target may result in a zero payment, and performance above the maximum target may result in a higher bonus of up to 200% of the target amount. The performance-based short-term awards for 2020 are based upon a 45% EBIT threshold, 100% EBIT target and 168% EBIT maximum.

The fiscal year 2021 short-term incentive bonus goals for the NEOs are based 80% on the Company’s achievement of its operating plan financial targets for 2021, and 20% on each NEO’s achievement of his or her personal goals and objectives, as approved by the Compensation Committee and Board.

Each NEO also receives an annual LTIP award. For fiscal year 2020, this award was comprised of a restricted stock grant under the 2017 Plan and a multi-year performance-based financial incentive payable in cash that is linked to the Company's multi-year financial performance. Restricted stock awards to NEOs under the LTIP carry a three-year vesting term. Beginning in fiscal year 2020, the performance-based portion of the long-term incentive award is now based on achievement against three-year (fiscal year 2020-2022) corporate performance targets established by the Board. The amount of the performance award earned may vary, subject to a minimum threshold, based on the Company’s performance against pre-determined net income targets over a three-fiscal-year performance period.  Eighty percent (80%) of the target amount of the performance award is a minimum threshold amount that will be earned if the service requirements are satisfied. This minimum amount will be paid out in three equal installments over the three-year performance period. The amount earned under the performance award may increase, up to 150% of target, if net income performance above the threshold level is achieved.

Upon an NEO’s retirement (defined as termination after age 55 with at least 5 years of service with at least 6 months’ prior written notice) or death, the NEO (or his or her estate) will continue to vest in any restricted stock, and earn any performance award on the basis of then-projected performance, if such restricted stock or performance award was granted more than 12 months before such retirement.  Any restricted stock and performance award granted in the 12-month period ending on the NEO’s retirement or death will be prorated to reflect the partial first year of service.  Any restricted stock that vests and performance awards that are earned as a result of retirement will be subject to the NEO’s compliance with restrictive covenants.  If the NEO becomes permanently disabled, he or she will be credited with one year of additional service in calculating the portion of restricted stock that is vested or the performance award that is earned.

All NEOs are eligible for employee benefits available to the Company’s other salaried employees in the U.S., including group medical insurance, dental insurance, group life insurance, Company-funded short-term disability benefits, group long-term disability insurance, a 401(k) retirement plan and equity awards under our equity incentive plan, which in fiscal year 2020 was the 2017 Plan, but in future years will be the 2021 Plan, subject to stockholder approval of the 2021 Plan at the Annual Meeting.

We believe the ongoing health and wellness of our executives is critical for achieving our Company goals and creating stockholder value.  As a result, in April 2019 the Board approved the addition of an Executive Wellness Program paid for by the Company which requires each senior executive to complete a comprehensive annual health and wellness assessment.

Pay for Performance Philosophy

In fiscal year 2020, our compensation plan was designed to hold our NEOs accountable for our business results and to reward them for consistently strong corporate performance and the creation of stockholder value. The key elements of our executive compensation program supported this objective.

Compensation Element	Form of Payment	Performance Metrics	Rationale
Base salary	Cash	Individual Performance.	Market based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Short-Term Incentive	Performance-based - Cash	Consolidated EBIT Performance: Financial 80%; Personal Goals 20%.	Rewards on the achievement of challenging annual financial performance goals of the Company and personal goals tied to operational performance of each individual executive.
Long-term Incentive	50% Equity - Restricted Stock	Three-year vesting schedule.	Provides an incentive for long-term strategic planning and profitable growth correlated with stockholder value through share price appreciation over time.
	50% Performance-based - Cash	Three-year vesting schedule Consolidated net income	Is tied to consolidated net income.

Because we believe the compensation of our most senior executives should be based on the Company's overall performance, each executive’s pay is tied to the same financial metrics, and in aggregate, approximately half of each executive's direct compensation is either short-term incentive-based or long-term equity and cash-based, dependent on Company financial performance, and is therefore at risk. In fiscal year 2020, incentive-based components (which we define as including the target values for short-term and long-term incentive compensation, inclusive of restricted stock awards) were 71% of the CEO’s target total direct compensation opportunity and 46% of the average target total direct compensation opportunity for the NEOs.

Role of Independent Compensation Consultant

In 2019, our Compensation Committee engaged WTW to compare the design and compensation levels of our current executive compensation program to a market benchmarking reference group of general industry companies which have revenue amounts similar to the Company. In engaging WTW, the Compensation Committee considered WTW’s independence from management, taking into account all material factors, including those specified in stock exchange listing requirements, and concluded that WTW’s work did not raise any conflicts of interests.  As a result of the extensive review of our executive benchmarking by WTW in 2019, we chose not to engage our executive compensation consultant in 2020 to complete comprehensive peer benchmarking studies of our executive programs. Because of the impact of COVID-19 on the Company's business, we have frozen both executive and director compensation for fiscal year 2021.

Change of Control - "Double Trigger"

Under our employment agreements with our NEOs, entitlement to severance following a change in control is “double trigger,” requiring both a change in control of the Company and a resignation for good reason, defined to include a material diminution of duties, responsibilities, reporting or authority, or an involuntary termination without cause.

Executive Compensation Aligned with the Market

Throughout this Executive Compensation Discussion and Analysis, each reference to the ‘‘market’’ and to market positioning practices is intended to incorporate the approach outlined below. We review our executive compensation program on a regular basis and generally target approaching the 50th percentile of the market in positioning each individual element of compensation.

In the spring of 2019, our primary benchmarking reference was a consolidation and integration of market data from companies in the manufacturing industry in the WTW General Industry Executive Management Survey as well as a Custom Peer Group benchmark.  We also considered data from our Custom Peer Group (defined below) regarding pay program design, dilution, and performance. We believe this approach provides an appropriate representation of the market, as applicable to our NEOs, and, by incorporating multiple sources, we lessen the impact of fluctuations in market data over time. In early 2020, the Compensation Committee and our Board agreed on using the WTW 2019 market data as the foundation, along with updated input from WTW, for its 2020 executive compensation decisions.

Our Custom Peer Group is made up of the 12 public companies shown below. All of these firms fall into at least one of these categories: (i) customers with a strong presence in one or more of our major markets; (ii) companies that are US based and have a large international presence; (iii) companies that are project-based that have similar product profiles or related products; (iv) companies with similar Global Industry Classification codes; and (iv) diversified companies that compete for investor capital within the market segment. The Custom Peer Group companies also are similar to the Company in size, demographics, locations and investor profile and compete with us for talent.

●	Ampco-Pittsburgh Corporation	●	Hurco Companies, Inc.
●	Core Molding Technologies, Inc.	●	Manitex International, Inc.
●	DMC Global Inc	●	Preformed Line Products Company
●	Energy Recovery, Inc.	●	The L.S. Starrett Company
●	Graham Corporation	●	The Gorman-Rupp Company
●	Haynes International, Inc.	●	Thermon Group Holdings, Inc.

How Performance Measures and Goals are Determined

The Compensation Committee regularly reviews all elements of our executive compensation program and makes changes it deems appropriate from time to time.  Each review includes general comparisons against market and peer data and analysis prepared by WTW, including information on market and peer practices and decision support in the following areas:

✔ Pay strategy and positioning on all elements of compensation;

✔ Annual short-term incentive plan design, including performance measures, performance targets and plan leverage;

✔ Long-term incentive plan strategy, design and targeted percentages;

✔ Stock ownership guidelines;

✔ Executive perquisites; and

✔ Executive benefits and protection policies, including severance practices for officers and change in control arrangements.

The Compensation Committee develops performance measures and goals each year aligned to the Company's strategic plan that are designed to help achieve our business strategy and objectives. In setting the performance goals for annual short-term and long-term incentive compensation, the Compensation Committee benchmarks against the performance targets of the Custom Peer Group and considers whether the Company's compensation targets are sufficiently demanding relative to our peers’ performance trends and Company strategic plans. The Compensation Committee believes this comprehensive process leads to appropriate performance targets and incentive awards that create stockholder value.

As described above under "Executive Compensation Elements," the fiscal year 2021 short-term incentive bonus goals for the NEOs are expected to be based 80% on the Company's achievement of its operating plan financial targets for 2021, and 20% on each NEO's achievement of his or her personal goals and objectives, as approved by the Compensation Committee and Board.

Stock awards to NEOs under the LTIP carry a three-year vesting term. Beginning in fiscal year 2020, as described above under "Executive Compensation Elements," the performance-based cash portion of the long-term incentive award is based on achievement against corporate performance improvement targets over a three-year period established by the Board with respect to the Company's consolidated net income.

Executive Employment Agreements

David J. Mansfield. Mr. Mansfield entered into an employment agreement and joined the Company on November 8, 2016 to serve as President and Chief Executive Officer. After annual reviews and adjustments by the Board as specified in his agreement, his current annual base salary is $420,000. His employment agreement had a three-year term and automatically renews for successive one-year terms. He is eligible for incentive compensation determined in accordance with normal Company practices. Mr. Mansfield also receives an annual cash bonus opportunity, with a target incentive currently set at 90% of his base salary, and an annual long-term incentive award, with a target annual award of 150% of his base salary, vesting ratably over three years. Mr. Mansfield participates in all standard Company benefits and is also entitled to a severance payment of up to one year’s base salary and short-term incentive compensation and continuation of benefits if his employment is terminated by the Company without “cause” (generally defined as certain repeated failures to perform duties, certain acts of dishonesty, conviction of certain felonies, certain substance abuse, certain misconduct, breach of the duty of loyalty, certain disregard of Company policies and procedures, certain breaches of the employment agreement and insubordination or certain refusals to follow instructions) or by the executive for “good reason” (generally defined as certain material negative changes in the executive’s employment circumstances).

D. Bryan Norwood. Mr. Norwood joined the Company on October 1, 2018, and was appointed Vice President and Chief Financial Officer in November 2018. On October 1, 2018, the Company and Mr. Norwood entered into an employment agreement with the Company. After annual reviews and adjustments by the President and CEO and approved by the Board as specified in his agreement, his current annual base salary is $263,297. Mr. Norwood is eligible for incentive compensation determined in accordance with normal Company practices. Mr. Norwood's incentive compensation includes an annual cash bonus opportunity, with a target incentive set at 50% of his base salary, and an annual long-term incentive award, with a target annual award of 45% of his base salary, vesting ratably over three years. Mr. Norwood participates in all standard Company benefits and is also entitled to a severance payment of up to one year’s base salary and short-term incentive compensation and continuation of benefits if his employment is terminated by the Company without “cause” (generally defined as certain repeated failures to perform duties, certain acts of dishonesty, conviction of certain felonies, certain substance abuse, certain misconduct, breach of the duty of loyalty, certain disregard of Company policies and procedures, certain breaches of the employment agreement and insubordination or certain refusals to follow instructions) or by the executive for “good reason” (generally defined as certain material negative changes in the executive’s employment circumstances).

Wayne M. Bosch. Mr. Bosch was appointed Vice President and Chief Human Resource Officer in December 2013. On March 1, 2020, the Company and Mr. Bosch entered into an employment agreement, pursuant to which he receives an annual base salary of $248,618. In addition to Mr. Bosch’s annual base salary, he also receives an annual cash bonus short-term opportunity, with a target incentive set at 45% of his base salary, and a long-term incentive award, with a target annual award of 32% of his base salary, vesting ratably over three years. Mr. Bosch participates in all standard Company benefits and is also entitled to a severance payment of up to one year’s base salary and short-term incentive compensation and continuation of benefits if his employment is terminated by the Company without “cause” (generally defined as certain repeated failures to perform duties, certain acts of dishonesty, conviction of certain felonies, certain substance abuse, certain misconduct, breach of the duty of loyalty, certain disregard of Company policies and procedures, certain breaches of the employment agreement and insubordination or certain refusals to follow instructions) or by the executive for “good reason” (generally defined as certain material negative changes in the executive’s employment circumstances).

The following table sets forth the outstanding equity awards held by our NEOs as of January 31, 2021:

Outstanding Equity Awards at January 31, 2021

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity incentive plan awards: Number of Shares of Stock That Have Not Vested	Vesting Date	Equity incentive plan awards: Market Value of Shares of Stock That Have Not Vested (1)
David J. Mansfield					17,872	6/11/2021	$108,840
					17,799	6/14/2021	108,396
					21,177	6/20/2021	128,968
					17,873	6/11/2022	108,847
					21,177	6/20/2022	128,968
					17,873	6/11/2023	108,847
D. Bryan Norwood					3,361	6/11/2021	20,468
					4,249	6/20/2021	25,876
					3,361	6/11/2022	20,468
					4,250	6/20/2022	25,883
					3,361	6/11/2023	20,475
Wayne M. Bosch	2,000	—	$12.77	11/30/2023	2,257	6/11/2021	13,745
					2,572	6/14/2021	15,663
					2,853	6/20/2021	17,375
					2,257	6/11/2022	13,745
					2,854	6/20/2022	17,381
					2,257	6/11/2023	13,745

(1) The market value of the shares is based upon the closing price of the Company's Common Stock of $6.09 on January 31, 2021.

The following table sets forth the number and value of NEO restricted stock awards that vested in fiscal year 2020. No stock options were exercised in fiscal year 2020.

Restricted Stock Vested in 2020

Name	Number of Shares Acquired on Vesting	Value Realized upon Vesting (1)
David J. Mansfield	60,226	$336,117
D. Bryan Norwood	4,249	23,412
Wayne M. Bosch	8,384	46,813

(1)	The value of shares vested is based upon the closing price of the Company's Common Stock on the various dates throughout the year on which each tranche of shares vested.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each NEO. While the Compensation Committee considers the tax impact of Section 162(m) in determining compensation for each NEO, the Committee has determined that, in order to provide competitive pay and to reward NEOs for achieving various corporate goals, it may be appropriate to pay NEOs amounts in excess of $1,000,000 which will not be deductible by the Company under Section 162(m).

Related Party Transactions

There were no related party transactions in fiscal year 2020.

401(k) Plan

The domestic employees of the Company, including our NEOs, are eligible to participate in the Company's Employee Savings Plan ("401(k) Plan"), which is applicable to all employees except certain employees covered by collective bargaining agreement benefits. The 401(k) Plan allows employee pretax payroll contributions from 1% to 16% of total compensation. The Company matches 100% of the first 1% of the participant's contributions, and another 50% of the next 5% of contributions, for a maximum total of 3.5% employer match.

STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or as otherwise believed to be known by the Company, the following table sets forth the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; the name and address of such owner; the number of shares of Common Stock beneficially owned; the nature of such ownership; and the percent ownership of our outstanding shares of Common Stock which is based upon 8,164,989 shares outstanding as of January 31, 2021.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Dimensional Fund Advisors LP	552,044	(1)	6.8%
6300 Bee Cave Road, Building #1
Austin, TX 78746

Vanguard Group Inc.	543,193	(2)	6.7%
100 Vanguard Boulevard
Malvern, PA 19355

Estate of David Unger	516,830	(3)	6.3%
P.O. Box 361
Morton Grove, IL 60053

Vanguard Index Funds	471,899	(4)	5.8%
100 Vanguard Boulevard
Malvern, PA 19355

(1)
According to a Schedule 13G/A filed February 16, 2021, Dimensional Fund Advisors LP ("Dimensional"), in its capacity as investment adviser, may be deemed the beneficial owner of 552,044 shares of Common Stock as of December 31, 2020, which are owned by investment advisory client(s) consisting of investment companies and certain other commingled funds, group trusts and separate accounts. Dimensional stated that it has sole voting power over 541,161 shares and sole dispositive power over 552,044 shares. Dimensional disclaims beneficial ownership of such securities.
According to a Schedule 13G/A filed February 16, 2021, Dimensional Fund Advisors LP ("Dimensional"), in its capacity as investment adviser, may be deemed the beneficial owner of 552,044 shares of Common Stock as of December 31, 2020, which are owned by investment advisory client(s) consisting of investment companies and certain other commingled funds, group trusts and separate accounts. Dimensional stated that it has sole voting power over 541,161 shares and sole dispositive power over 552,044 shares. Dimensional disclaims beneficial ownership of such securities.

(2)	According to a Schedule 13G/A filed February 10, 2021, Vanguard Group Inc., in its capacity as investment adviser, may be deemed the beneficial owner of 543,193 shares of Common Stock as of December 31, 2020, which are owned by investment advisory client(s) consisting of investment companies and certain other commingled funds, group trusts and separate accounts. Vanguard Group Inc. stated that it has sole voting power over no shares and sole dispositive power over 540,956 shares. Vanguard Group Inc. disclaims beneficial ownership of such securities.

(3)	The amount set forth is based on the knowledge and belief of the Company. As of January 31, 2021, includes 20,000 shares that are subject to stock options granted by the Company, at a weighted average price of $9.40.

(4)

According to a Schedule 13G/A filed February 8, 2021, Vanguard Index Funds, in its capacity as investment adviser, may be deemed the beneficial owner of 471,899 shares of Common Stock as of December 31, 2020, which are owned by investment advisory client(s) consisting of investment companies and certain other commingled funds, group trusts and separate accounts. Vanguard Index Funds stated that it has sole voting power over 471,899 shares and sole dispositive power over no shares. Vanguard Index Funds disclaims beneficial ownership of such securities.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth certain information concerning the beneficial ownership of our Common Stock of each director, each NEO, and all directors and executive officers as a group. The percent ownership calculated was based upon stock ownership and 8,164,989 shares outstanding as of January 31, 2021.

Name of Beneficial Owner	Number of Shares	Stock options	Deferred Shares	Total	Percent of Outstanding Stock
David J. Mansfield (1)	246,873	—	—	246,873	3.0%
D. Bryan Norwood (1)	22,832	—	—	22,832	*
Wayne M. Bosch (1)(2)	61,777	2,000	—	63,777	0.8%
David S. Barrie (2)(3)	13,835	10,000	34,873	58,708	0.7%
Jerome T. Walker (3)	10,213	—	29,921	40,134	0.5%
David B. Brown (3)	10,213	—	27,504	37,717	0.5%
Cynthia A. Boiter (3)	10,213	—	5,501	15,714	*
All directors and executive officers as a group (7 persons)	375,956	12,000	97,799	485,755	5.9%

* Less than 0.5%.

(1)	Messrs. Mansfield, Norwood and Bosch hold unvested restricted shares with voting rights. As of January 31, 2021, Mr. Mansfield, Mr. Norwood and Mr. Bosch held 113,771, 18,583 and 15,050 unvested restricted shares, respectively.
(2)	All options are vested and fully exercisable. Mr. Barrie's options have an exercise price of $5.55 per share and Mr. Bosch's options have an exercise price of $12.77 per share.
(3)	Since 2014, the only stock awards granted to directors had been deferred common stock awards that are fully vested but will not convert to common stock until the director’s departure from the Board. Refer to Director Compensation. As noted above, in 2020, the directors were granted, and hold unvested restricted shares with voting rights. As of January 31, 2021, Mr. Barrie, Mr. Walker, Mr. Brown and Mrs. Boiter held 11,915, 10,213, 10,213 and 10,213 unvested restricted shares, respectively. Mr. Barrie's share position includes unvested restricted shares, as well as 1,920 shares of Common Stock held outright by Mr. Barrie as of January 31, 2021.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2022 ANNUAL MEETING

Inclusion of Proposals in the Company's 2022 Proxy Statement and Proxy Card Under SEC Rules

In order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting pursuant to the rules and regulations of the SEC, any proposal which a stockholder intends to present at the Company's 2022 annual meeting of stockholders must be in writing, must be received by the Company at its principal executive offices in Niles, Illinois by December 17, 2021 and must satisfy the applicable rules and regulations of the SEC.

Advance Notice Requirements for Stockholder Submission of Nominations and Proposals

In addition, a stockholder recommendation for nomination of a candidate for election to our Board or a proposal for consideration at the Company's 2022 annual meeting of stockholders must be submitted in accordance with the advance notice procedures and other requirements in the Company's bylaws. These requirements are separate from and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules.

Our bylaws require a stockholder who wants to nominate a director or submit a stockholder proposal to be a stockholder of record and comply with the advance notice provisions of our bylaws.

Our bylaws require that stockholder recommendations for nominees to the Board must include all information relating to such person that is required to be disclosed in a proxy statement, and a written consent signed by the nominee evidencing a willingness to serve as a director if elected.

Our bylaws require that stockholder proposals include all information relating to such business that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors. In order to be considered timely under the advance notice requirements of our bylaws, the proposal or recommendation for nomination must be received by the Board at least 90 days but no more than 120 days prior to the first anniversary of the previous year's annual meeting. For the 2022 annual meeting of stockholders, a proposal or recommendation for nomination must be received by the Board not earlier than January 26, 2022 and not later than February 25, 2022. If the date of the annual meeting is not within 30 calendar days before or after the first anniversary of the date of the previous year's annual meeting, then the proposal or recommendation must be received not later than five business days after the date on which notice of the 2022 annual meeting is mailed or publicly disclosed or such proposal will be considered untimely. Except for proposals properly made in accordance with the applicable rules and regulations of the SEC, the advance notice provisions of the bylaws shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders.

In addition, our bylaws require that the stockholder giving notice must also include with respect to such stockholder, each nominee proposed by such stockholder, and any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder or person acting in concert with such stockholder; (i) the name and address of the stockholder; (ii) the class or series and number of shares which are beneficially owned or held of record by such person; (iii) the nominee holder for and number of, shares beneficially owned but not owned of record by such person; (iv) whether and the extent to which any hedging or other transaction or any other arrangement has been entered into or made, the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company; (v) if known by the stockholder, making the proposal, the name and address of any other stockholder supporting the nominee or the proposal on the date of such stockholder's proposal; (vi) a description of all arrangements or understandings between such persons pursuant to which nominations are to be made and any relationships between the nominating stockholder or any person acting in concert with such stockholder and each proposed nominee; (vii) whether such person intends to solicit proxies in connection with the nomination or proposal; (viii) a brief description of the matter (other than nomination of a director) and the reasons for consideration thereof at the meeting; and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the proposal or bring such matter before the meeting.

IMPORTANT

We urge you to PROMPTLY vote your shares by phone, via the internet, or by signing, dating and returning the enclosed proxy to the address provided.

BY ORDER OF THE BOARD OF DIRECTORS

D. Bryan Norwood

Secretary

Appendix A

Perma-Pipe International Holdings, Inc.

2021 OMNIBUS STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Perma-Pipe International Holdings, Inc., a Delaware corporation (the "Company"), hereby establishes the 2021 OMNIBUS STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, deferred stock awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)    "Administrator" means the Board and/or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b)    "Affiliate" means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 25% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c)    "Award" means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

(d)    "Board" means the Board of Directors of the Company.

(e)    "Change in Control" means: a (i) Change in Ownership of the Company, (ii) Change in Effective Control of the Company, or (iii) Change in the Ownership of Assets of the Company, as described herein and construed in accordance with Code section 409A.

i.    A Change in Ownership of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of the Company that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company. An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

ii.    A Change in Effective Control of the Company shall occur on the date either (A) a majority of members of the Company's Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company.

iii.    A Change in the Ownership of Assets of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12- month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A)    A Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the capital stock of the Company in a registered public offering.

(B)    Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such stockholder is considered to be acting as a Group with other stockholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C)    For purposes of this Section 2(e), fair market value shall be determined by the Administrator.

(D)    A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of the Company.

(E)    For purposes of this Section 2(e), Code section 318(a) applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

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(f)    "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)	"Common Stock" means shares of common stock of the Company, par value of ($0.01) per share.

(h)

"Dividend Equivalents"   means, with respect to shares of Common Stock subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding shares of Common Stock. Any Dividend Equivalents shall be distributed in cash to the participant only if, when and to the extent such Award vests.

(i)

"Fair Market Value" means the fair market value per share of the Common Stock shall mean, with respect to a share of Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, "fair market value" shall mean, as applicable on the relevant date, (i) either the closing price, the average of the high and low sale price, the last sale, or the average of the high bid and low asked prices on the relevant date quoted on or by the New York Stock Exchange, the NASDAQ Stock Market, the OTC Markets Group, Inc. or a comparable service as determined in the discretion of the Administrator; or (ii) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then fair market value shall be determined as of the next preceding date on which trading of the Common Stock occurred. For all purposes under this Plan, the term "relevant date" as used in this paragraph shall mean either the date as of which fair market value is to be determined or the next preceding date on which public trading of the common stock occurs, as determined in the discretion of the Administrator; or (iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(j)

"Grant Agreement" means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(k)

"Performance Measures" mean any objective or subjective criteria established by the Administrator with respect to an Award. Performance Measures may include, by way of example and not of limitation, any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; price-to-earnings ratio; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company's meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

3.	Administration

(a)    Administration of the Plan. The Plan shall be administered by the Board. The Board may also appoint a committee or committees of the Board to administer the Plan from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards to other officers and employees of the Company and its Affiliates.

(b)    Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary or desirable to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, provided however, that, except as provided in Section 6 or 8(c) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder; (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c)    Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

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(d)    Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)    Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)    Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

(g)    Repricing. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 8(c), neither the Administrator nor any other person may (i) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise or grant price of such outstanding stock options or stock appreciation rights; (ii) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise or grant price that is less than the exercise or grant price of the original stock options or stock appreciation rights; or (iii) cancel outstanding stock options or stock appreciation rights with an exercise or grant price above the current Fair Market Value of a share of Common Stock in exchange for cash or other securities. In addition, the Administrator may not make a grant of a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(h)    Minimum Vesting. All Awards granted under the Plan shall have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to 5% of the total number of shares reserved pursuant to Section 4. For purposes of Awards granted to non-employee directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks. Notwithstanding the preceding, the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a participant’s death, disability (as defined by the Administrator), retirement, or termination without cause, or as provided in Section 8(c) or upon any other event as determined by the Administrator in its sole and absolute discretion.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 8(c) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock, all of which may be issued pursuant to incentive stock options intended to qualify under Code section 422. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 8(c) of the Plan. To the extent (i) an Award lapses, expires, terminates or is cancelled without the issuance of shares of Common Stock under the Award (whether due currently or on a deferred basis) or is settled in cash, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the shares of Common Stock with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) shares of Common Stock are forfeited under an Award or (iv) shares of Common Stock are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the shares, then such shares shall be recredited to the Plan’s reserve and may again be used for new Awards under the Plan, but shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following shares of Common Stock be recredited to the Plan’s reserve: (i) shares of Common Stock purchased by the Company using proceeds from stock option exercises; (ii) shares of Common Stock tendered or withheld in payment of the exercise price of a stock option or as a result of the net settlement of an outstanding SAR; or (iii) shares of Common Stock tendered or withheld to satisfy federal, state or local tax withholding obligations.

Subject to adjustments as provided in Section 8(c) of the Plan: (a) the maximum number of shares of Common Stock subject to stock option grants that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 50,000 shares and (b) the maximum number of shares of Common Stock subject to other Awards that may be granted during any one fiscal year to any one individual under the Plan shall be limited to 100,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any non-employee director shall not exceed $250,000.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)    Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years' duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

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(b)    Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years' duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)	Stock Awards.

(i)    The Administrator may from time to time grant Awards to eligible participants in such amounts, on such terms and conditions including restricted stock and deferred stock awards, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. An Award may be denominated in Common Stock or other securities, stock- equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

(ii)    The Administrator may grant performance-based Awards. The grant of, or lapse of restrictions with respect to, such performance-based Awards shall be based upon one or more Performance Measures and performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.	Limitation on Dividends and Dividend Equivalents

Notwithstanding anything in this Plan to the contrary, if dividends or Dividend Equivalents are granted with respect to any Awards, the dividends or Dividend Equivalents shall be accumulated or reinvested and shall not be paid unless and until applicable vesting conditions are met. Dividend Equivalents and the value of dividends and other distributions payable with respect to Awards that do not vest shall be forfeited.

8.	Miscellaneous

(a)    Withholding of Taxes; No Guarantee of Tax Treatment. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award (including the Award itself). In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall, to the extent required to avoid an adverse accounting impact, not exceed in amount the maximum statutory tax withholding obligation. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any participant or any other person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(b)    Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

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(c)    Adjustments for Corporate Transactions and Other Events.

(i)    Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)    Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 8(c)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its sole and absolute discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards, as the Administrator determines to be appropriate and equitable.

(iii)    Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of equivalent awards, as determined in the sole and absolute discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of any termination pursuant to this Section 8(c)(iii), (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested and exercisable immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(iv)    Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be made in contravention of Code section 409A with respect to any Award that constitutes a deferred compensation arrangement within the meaning of Code section 409A.

(d)    Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(e)    Termination, Amendment and Modification of the Plan. Subject to any approval of the stockholders of the Company which may be required by applicable law or regulation, the Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(f)    Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual's interests under the Plan.

(g)    Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(h)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i)    Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

5

(j)    409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision. With respect to any Award that is subject to the requirements of Code section 409A: (1) no payment shall be made in connection with a Change in Control unless such event also meets the requirements of Treasury Regulation §1.409A-3(i)(5); and (2) no payment shall be made in connection with a termination of employment or service until such event also constitutes a separation from service pursuant to Treasury Regulation §1.409A-1(h) and, to the extent applicable with respect to a specified employee, the six month delay requirement of Treasury Regulation §1.409A-3(i)(2) has been met. To the extent not otherwise specified in an Award, if payment of an Award is subject to the execution of a Release, the Participant shall have a period of no more than 45 days following the payment event to execute, without revocation, any release and to the extent such 45 day period would cross-over into a later tax year, the amount will be paid in such later tax year.

(k)    Recoupment or Clawback. Any Awards granted pursuant to this Plan, and any shares of Common Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(l)    Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months after such date. No Award shall be granted under the Plan after the third anniversary of the date that the stockholders approve the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board:                  February 26, 2021

Date Approved by the Stockholders:

6

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
C/O BROADRIDGE CORPORATE ISSUER SERVICES INC.
PO BOX 1342
BRENTWOOD, NY 11717

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/25/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**During the Meeting - Go to www.virtualshareholdermeeting.com/PPIH2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/25/2021. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**The Board of Directors recommends you vote FOR all of the listed director nominees:**

**1.** Election of Directors

| Nominees | For | Against | Abstain |
|---|---|---|---|
| 1a. David S. Barrie | ☐ | ☐ | ☐ |
| 1b. Cynthia A. Boiter | ☐ | ☐ | ☐ |
| 1c. David B. Brown | ☐ | ☐ | ☐ |
| 1d. David J. Mansfield | ☐ | ☐ | ☐ |
| 1e. Jerome T. Walker | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4.**

**NOTE:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

0000505464_1 R1.0.0.177

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com .

**Perma-Pipe International Holdings, Inc.**

**via a virtual meeting that will be webcast and can be accessed at www.virtualshareholdermeeting.com/PPIH2021**

The undersigned hereby appoints David S. Barrie, Davd J. Mansfield and D. Bryan Norwood, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of Perma-Pipe International Holdings, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held via live webcast on May 26, 2021 at 10:00 a.m. Central Time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of directors listed in proposal 1 and FOR proposals 2, 3 and 4, and in discretion of the proxies upon such maters that may properly come before the meeting or any adjournment or postponement thereof.**

0000505464_2 R1.0.0.177

**Continued and to be signed on reverse side**